UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Warner Bros. Discovery, Inc.
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WARNER BROS. DISCOVERY

Notice of 2023 Annual Meeting of Stockholders & Proxy Statement

Letter to our Stockholders

Samuel A. Di Piazza, Jr. Board Chair Warner Bros. Discovery, Inc.
March 29, 2023
Dear Fellow Stockholders,
We are excited to be hosting our first Annual Meeting of Stockholders as Warner Bros. Discovery, Inc. on May 8, 2023 at 2:00 p.m. ET. The meeting will be held virtually, to allow our stockholders around the world to safely attend. You may access the meeting at www.virtualshareholdermeeting.com/WBD2023.
I am incredibly proud of what this Company, our leadership team, and the tens of thousands of WBD employees around the world have accomplished over the past year. It has not been easy, considering the difficult challenges facing our industry and the overall macroeconomic conditions. But we have persisted, and I believe we are well positioned to grow our business and generate greater value for you, our stockholders.
Since closing the acquisition of WarnerMedia, the WBD Board has come together nicely and reflects a diverse mix of experience and perspectives, as well as a broad range of relevant skills to help guide WBD forward. One of our longest serving directors, Robert R. Bennett, will retire on April 1, 2023, and we are enormously grateful for his service and support over the past two decades. He will be replaced by Kenneth W. Lowe, who served for many years as Chairman and CEO of Scripps Networks Interactive and has vast experience and expertise in the industry. Ken is intimately familiar with the ins and outs of our business and the WBD portfolio of brands, some of which he built, and he is certain to be a great addition to our Board.
We are excited for all that’s in store and more confident than ever that Warner Bros. Discovery’s best days are ahead. Thank you for your continued support.
Sincerely,
Samuel A. Di Piazza, Jr.
Board Chair
Warner Bros. Discovery, Inc.

2023 PROXY STATEMENT	3

Notice of 2023 Annual Meeting
of Stockholders
To Warner Bros. Discovery Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2023 Annual Meeting of Stockholders, or 2023 Annual Meeting, of Warner Bros. Discovery, Inc. to be held virtually at www.virtualshareholdermeeting.com/WBD2023 on Monday, May 8, 2023 at 2:00 p.m. ET. To attend the virtual meeting, you will need to log in to www.virtualshareholdermeeting.com/WBD2023 using the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Beneficial stockholders who do not have a 16-digit control number should follow the instructions provided by your broker, bank or other nominee prior to the meeting. Electronic entry to the meeting will begin at 1:45 p.m. ET. The 2023 Annual Meeting will be held for the following purposes:	Date and time: Monday, May 8, 2023 at 2:00 PM, Eastern Time
Virtual web conference: www.virtualshareholder meeting.com/WBD2023
Record date: March 13, 2023
Items of Business:

1		2		3

To elect each of the four Class I director nominees named herein for a one-year term.		To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.		To vote on an advisory resolution to approve the 2022 compensation of our named executive officers, commonly referred to as a “Say on Pay” vote.

FOR each director nominee	Page 15	FOR	Page 41	FOR	Page 80

4		5-6

To vote on an advisory resolution to approve the frequency of future “Say on Pay” votes.		To vote on the 2 stockholder proposals described in the accompanying proxy statement, if properly presented at the meeting

EVERY YEAR	Page 81	AGAINST	Pages 82-87
The stockholders will also act on any other business that may properly come before the 2023 Annual Meeting or adjournments thereof.
The close of business on March 13, 2023 was the record date for determining the holders of shares of our Series A common stock ("common stock") entitled to notice of and to vote at the 2023 Annual Meeting and any postponement or adjournment thereof. A complete list of registered stockholders entitled to vote at the 2023 Annual Meeting will be available for inspection by stockholders during the entirety of the 2023 Annual Meeting at www.virtualshareholdermeeting.com/WBD2023. Further information about how to attend the 2023 Annual Meeting online, vote your shares before or during the 2023 Annual Meeting and submit questions online during the 2023 Annual Meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Tara L. Smith
Senior Vice President,
Securities & Executive Compensation and Corporate Secretary
March 29, 2023

This proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022 were first made available to stockholders on or about March 29, 2023.
If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, INNISFREE M&A INCORPORATED, at 1 (877) 717-3922 (toll-free from the U.S. and Canada), or +1 (212) 750-5833 (from other locations).

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2023 PROXY STATEMENT	5

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Proxy Statement Summary
The Board of Directors (the “Board”) of Warner Bros. Discovery, Inc. (the “Company,” “we,” “us,” “our” “Warner Bros. Discovery” or “WBD”) is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Warner Bros. Discovery 2023 Annual Meeting of Stockholders, or our 2023 Annual Meeting, and any postponements or adjournments thereof. This summary highlights certain information contained in this proxy statement but does not contain all of the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.
Proxy Voting Roadmap
The following proposals will be voted on at the 2023 Annual Meeting:

Proposal		For more information	Recommendation

Proposal One: Election of Directors
Four Class I director nominees will be voted on at the meeting, each to serve a one-year term. The Board and the Nominating and Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of WBD’s strategy.
		See page 14	The Board of Directors recommends a vote “FOR” the election of each of the nominated directors.

Class I Director Nominees
Li Haslett Chen	Kenneth W. Lowe	Paula A. Price	David M. Zaslav

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has evaluated the performance of PricewaterhouseCoopers LLP (“PwC”) and has re-appointed them as our independent registered public accounting firm for the fiscal year ending December 31, 2023. You are requested to ratify the Audit Committee’s appointment of PwC.
		See page 40	The Board of Directors recommends a vote “FOR” this proposal.

Proposal Three: Advisory Vote on 2022 Executive Compensation (“Say on Pay”)
Stockholders are being asked to vote to approve, on a non-binding, advisory basis, our 2022 named executive officer compensation. The Board and the Compensation Committee believe our executive compensation program reflects our commitment to paying for performance.
		See page 79	The Board of Directors recommends a vote “FOR” this proposal.

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Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A

Proposal Four: Advisory Vote on Frequency of Future “Say on Pay” Votes
Stockholders are being asked to vote to approve, on a non-binding, advisory basis, the frequency at which we will conduct future “Say on Pay” votes. The options are every year, every two years, and every three years. The Board and the Compensation Committee believe that conducting a “Say on Pay” advisory vote every year will allow stockholders to provide timely, direct input on our executive compensation program.
	See page 80	The Board of Directors recommends a vote of “EVERY YEAR” this proposal.

Proposal Five: Stockholder Proposal - Simple Majority Vote Vote on a stockholder proposal submitted by Kenneth Steiner.	Page 81	The Board of Directors recommends a vote “AGAINST” this proposal.

Proposal Six: Stockholder Proposal - Political Disclosure Vote on a stockholder proposal submitted by the New York State Retirement Fund	Page 84	The Board of Directors recommends a vote “AGAINST” this proposal.

2023 PROXY STATEMENT	7

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Our Board of Directors
The following provides summary information about each Class I director nominee and each director whose term will extend beyond the 2023 Annual Meeting. Committee memberships, age and tenure information is shown as of May 8, 2023, the date of our 2023 Annual Meeting. Tenure is shown in years and includes prior service on the Discovery, Inc. Board of Directors, where applicable.

Committee Membership

AC	Audit Committee	CC	Compensation Committee	NCGC	Nominating and Corporate Governance Committee

	Chair	IND	Independent
*	Includes prior service on Discovery, Inc. Board of Directors

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Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Board Snapshot
The Warner Bros. Discovery Board of Directors ("Board") is comprised of 13 directors. Twelve of our 13 directors are independent, including the chair of our Board ("Board Chair"), Samuel A. Di Piazza, Jr. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent.
Our Board believes that it is essential that Board members represent diverse backgrounds and viewpoints and includes directors who bring a mix of fresh perspectives and deeper experience. Three of our 13 directors, or 23%, are female and five of our 13 directors, or 38%, are racially or ethnically diverse. In April 2022, upon the closing of the WarnerMedia Transaction, we significantly refreshed the Board with the addition of seven new independent directors.
Additional details on our Board composition are as follows (age and tenure information is shown as of May 8, 2023, the date of our 2023 Annual Meeting):

Age of Independent Directors	Gender Diversity, Racial/Ethnic Diversity

1
1
2
4
4
65
years
Average age
30s
50s
60s
70s
80s

3
3
2
8
10
Male
Female
Asian
African American
White

Independence	Tenure of Independent Directors

4
8
4.58
years
Average Tenure
0-5 Years
Over 15 years

2023 PROXY STATEMENT	9

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Corporate Governance Highlights
The WBD Board represents and acts on behalf of WBD stockholders and is committed to sound corporate governance, as reflected through its policies and practices. The Board believes that strong corporate governance is essential to effective fulfillment of its oversight responsibilities and fiduciary duties. The Board has adopted Corporate Governance Guidelines, which provide a framework for effective governance of the Company. You can find a copy of our Corporate Governance Guidelines, along with the charters of the three standing Board committees, and our Amended and Restated Bylaws ("Bylaws") in the Investor Relations section of our corporate website at ir.wbd.com.
Some highlights of WBD’s corporate governance include:

Director and Committee Independence	■12 of 13 directors are independent ■3 fully independent Board committees: Audit, Compensation, Nominating and Corporate Governance ■Independent directors meet at least twice a year in executive session
Board Accountability and Leadership	■Annual election of directors (beginning at 2025 Annual Meeting of Stockholders) ■Independent Board Chair ■Board and Committee self-assessments
Board Refreshment and Diversity
■Balance of new and experienced directors, with tenure of independent directors averaging 4.58 years
■Added 8 new independent directors in 2022
■3 of 13 directors are women
■5 of 13 directors are ethnically diverse
■Average age of independent directors is 65 years

Stockholder Rights
■Single class of common stock with one vote per share
■No preferred shares outstanding
■No stockholder rights plan or “poison pill”
■Annual stockholder ratification of auditors and annual “Say on Pay” advisory vote

Director Engagement	■All directors attended at least 82% of Board and Committee meetings in 2022 ■Stockholder outreach led by Board Chair and other Committee Chairs, as appropriate ■Stockholder ability to contact directors
Director Access
■Significant interaction with senior business leaders through regular business reviews and Board presentations
■Directors have access to senior management and other employees
■Directors have the ability to hire outside experts and consultants as they deem necessary

Clawback and Anti-Hedging Policies
■Clawback policy permits the Company to recoup incentive compensation upon a material financial restatement resulting from fraud or intentional misconduct
■Insider Trading Policy prohibits all directors, officers and employees from:
■trading in any public puts, calls, covered calls or other derivative products involving Company securities;
■engaging in short sales of Company securities; and
■hedging without prior consent of our General Counsel

Stock Ownership
■Robust stock ownership guidelines for directors and executive officers
■CEO required to hold shares equivalent to 6x salary
■Other named executive officers are required to hold shares equivalent to 2x salary
■Directors required to hold shares equivalent to 5x the cash portion of their annual retainer within five years of first joining the Board

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Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
2022 Highlights
Becoming WBD: Closing the WarnerMedia Transaction
On April 8, 2022, Discovery, Inc. ("Discovery") completed its merger with the WarnerMedia business (the “WarnerMedia Business” or "WarnerMedia") of AT&T Inc. (“AT&T) and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.” The combination of Discovery and the WarnerMedia Business to create Warner Bros. Discovery is referred to in this proxy statement as the "WarnerMedia Transaction”. On April 11, 2022, the Company’s shares started trading on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “WBD”.
Warner Bros. Discovery is a premier global media and entertainment company that combines WarnerMedia’s premium entertainment, sports and news assets with Discovery’s leading non-fiction and international entertainment and sports businesses, thus offering audiences a differentiated portfolio of content, brands and franchises across television, film, streaming and gaming.
Some of our iconic brands and franchises include Warner Bros. Pictures Group, Warner Bros. Television Group, DC, HBO, HBO Max, Discovery Channel, discovery+, CNN, HGTV, Food Network, TNT, TBS, TLC, OWN, Warner Bros. Games, Batman, Superman, Wonder Woman, Harry Potter, Looney Tunes, Hanna-Barbera, Game of Thrones, and The Lord of the Rings.
As of December 31, 2022, we classified our operations in three reportable segments:
■Studios, consisting primarily of the production and release of feature films for initial exhibition in theaters, production and initial licensing of television programs to third parties and our networks/direct-to-consumer ("DTC") services, distribution of our films and television programs to various third party and internal television and streaming services, distribution through the home entertainment market (physical and digital), related consumer products and themed experience licensing, and interactive gaming;
■Networks, consisting primarily of our domestic and international television networks; and
■DTC, consisting primarily of our premium pay-TV and streaming services.
More information on our business is available in our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Form 10-K") which accompanies this proxy statement.
Additional 2022 Accomplishments
In addition to closing the historic WarnerMedia Transaction in just under 11 months, we had several other accomplishments during 2022, including:
■Established three strategic pillars for WBD to guide our decision making:
■Content - attract the best storytellers and use our unparalleled creative engine, franchises and brands to produce the most compelling and diverse content offering in the world;
■Distribution and Monetization - maximize the reach, engagement and overall value of our content through a broad and flexible distribution and monetization strategy; and
■One Company Mindset - operate as one company with greater accountability and collaboration across the enterprise as we aspire to be the premier media and entertainment leader globally.
■Delivered our revised Adjusted EBITDA guidance and exceeded our revised Adjusted Free Cash Flow guidance;
■Made significant progress against our integration and synergy capture goals, by breaking down divisional silos, taking significant actions to restructure the organization, and realizing over $1 billion in synergies through the end of 2022;
■Repaid a total of approximately $7 billion of debt since closing;
■Appointed exceptional leaders for all of our key corporate functions and secured best in class creative leadership for our content creating business and brands;
■Entered into distribution deals with several key linear and digital partners, including the renewal of affiliate agreements representing approximately 30% of our U.S. distribution revenues and entering into an agreement with Amazon to re-launch HBO Max on Prime Video Channels in the U.S.;
■Made meaningful progress toward our goal of profitability in our DTC business; and
■Continued to produce award-winning content at Warner Bros. Television, HBO and Warner Bros. Studios, resulting in an industry-leading 48 primetime Emmy® Awards, as well as 8 Golden Globe® Awards and 1 Academy Award®.
More information on our business performance in 2022 is available in our 2022 Form 10-K which accompanies this proxy statement.

2023 PROXY STATEMENT	11

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Executive Compensation
Executive Compensation at WBD
Following the closing of the WarnerMedia Transaction, the Compensation Committee of the combined company (the "Committee") reviewed the compensation principles and programs of both legacy organizations - Discovery and WarnerMedia - as it looked to take advantage of the opportunity to set a go-forward executive compensation program for a larger, more multifaceted organization. The Committee's goal was to develop an executive compensation program for WBD that would be competitive and relevant, while continuing to emphasize pay for performance and honoring the terms of the established employment agreements with the Company's key executives.
Compensation Philosophy
WBD's compensation philosophy is to pay for performance, encourage excellence, retain our high-performing executive talent across the blended organization and reward executives who deliver.

Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:
■ensure a strong alignment of the interests of our stockholders and employees;
■pay for performance, both short-term and long-term;
■pay competitively, across salary grades and geographies; and
■apply compensation policies in an internally consistent manner.

Pay-For-Performance
The Committee seeks to deliver the majority of target total direct compensation for each named executive officer (or “NEO” as defined in the “Compensation Discussion and Analysis” which begins on page 43) in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Approximately 92% of the CEO’s 2022 target total compensation was performance based, and approximately 70% of the average 2022 target total compensation of our other NEOs was performance based.
Total 2022 Target Compensation Pay Mix

CEO	Other NEOs

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2022 Stockholder Engagement
In the fall of 2022, we engaged with 10 of our top 15 stockholders, representing approximately 31% of our outstanding shares. Participating in this outreach were our independent Board Chair, Mr. Di Piazza, and our Compensation Committee Chair, Mr. Gould, with support from the Company's Investor Relations and Legal Departments. During these conversations, Messrs. Di Piazza and Gould sought feedback from our stockholders regarding our compensation program, philosophies and practices, as well as ESG and corporate governance matters. Much of the feedback we received aligned with our pay for performance philosophy and supported the Committee's vision for the design of the 2023 executive compensation program, as summarized below.

What we Heard	What we Did

■Hold annual "Say on Pay" vote	■Recommending future "Say on Pay" votes be held every year. See Proposal Four on page 80

■Better align pay and performance
■Resumed use of Performance-Based Restricted Stock Units ("PRSUs") and stock options in 2023 long-term incentive ("LTI") compensation program for NEOs (other than the CEO)
■In response to our stock price performance in 2022 and the strong focus on free cash flow and leverage reduction, the Committee chose not to fund a performance pool to provide additional cash bonuses or award an above-target bonus to the CEO despite strong individual performance by the CEO and the other NEOs

■Better align executive compensation with stock price	■Added a total stockholder return ("TSR")-modifier to 2023 PRSU awards for NEOs (other than the CEO)

■Utilize longer performance periods for equity compensation	■Set three-year performance period for 2023 PRSU TSR-modifier

■Don't repeat metrics in different portions of the executive compensation program	■Differentiated metrics used for 2023 annual bonus program (revenue, EBITDA, DTC subscribers) and the 2023 LTI program (adjusted free cash flow and total stockholder return)

■Focus Company leadership on reducing leverage
■Utilizing adjusted free cash flow as a financial metric in the 2023 LTI program
■Awarded special PRSUs to the NEOs and certain other executives to further incentivize achievement of the Company's free cash flow objectives

■Provide a rationale for the Committee's compensation decisions	■Enhanced our CD&A disclosures to place greater focus on the Committee's decision-making
See "Looking Ahead: 2023 Executive Compensation Program" on page 63 for additional details on changes the Committee is implementing for the 2023 executive compensation program.

2023 PROXY STATEMENT	13

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
2022 Executive Compensation Payouts
The Committee sets annual financial metrics that are used to determine the cash bonuses awarded to NEOs, either under our annual Incentive Compensation Program ("ICP") or the separate bonus program for the CEO and CFO. The ICP payout is calculated based solely on performance against these financial measures, and the annual cash bonuses for the CEO and CFO are based 50% on performance against these financial measures, and 50% on additional strategic goals established by the Committee for each of the CEO and CFO. The 2022 financial metrics were based on:
■Net Revenue;
■Adjusted Free Cash Flow;
■Adjusted EBITDA; and
■Year-End Paid DTC Subscribers (each as defined below on page 52).
At the beginning of 2022 when the Discovery Compensation Committee met to consider the metrics it would use to measure 2022 performance, it was cognizant that the WarnerMedia Transaction was likely to close in the first half of the year. Therefore, in February 2022, the Discovery Compensation Committee established fiscal 2022 performance metrics for the ICP and cash bonuses to the CEO and CFO, as well as the CEO's PRSU awards granted on March 1, 2022, that were based on standalone Discovery, Inc. performance, but it reserved the right for the WBD Compensation Committee to adjust those metrics following the closing of the WarnerMedia Transaction, if appropriate. The WarnerMedia Transaction closed on April 8, 2022.
Following the closing of the WarnerMedia Transaction, the WBD Compensation Committee determined it was appropriate to do the following:
■Use the standalone Discovery metrics adopted in February 2022 to assess the first-half of 2022 (January 1, 2022 through June 30, 2022) performance of those portions of the WBD business and those executives and employees that were historically a part of Discovery.
■Use the metrics established prior to closing by WarnerMedia for its 2022 bonus program that were based on standalone WarnerMedia performance to assess the first-half of 2022 (January 1, 2022 through June 30, 2022) performance of those portions of the WBD business and those executives and employees that were historically a part of WarnerMedia.
■Adopt metrics in June 2022 for a combined WBD for the second-half of 2022 (July 1, 2022 through December 31, 2022) and measure second-half performance against the combined WBD metrics.
■Calculate a combined or "blended" score for ICP, CEO and CFO cash bonuses and the CEO's 2022 PRSU awards based on the first-half performance of Discovery or WarnerMedia, as applicable, and the second-half performance of WBD.
The Committee also adjusted fiscal 2022 performance, where appropriate, for unplanned events and unforeseen changes over which management had little or no influence. Additional information regarding the adjustments that were made to 2022 performance appears on page 53.
When determining compensation payouts for 2022 performance, the Committee considered that 2022 was an extraordinarily complex year which included the closing of a transformational acquisition, extensive post-closing adjustments and integration activities, and a challenging macroeconomic environment with considerable pressure on the media and entertainment industry. In spite of these complexities, the Committee believed our CEO and NEOs delivered outstanding performance in 2022, as evidenced by WBD's delivery of our external guidance and performance against the financial and strategic metrics established by the Committee for 2022 cash bonus awards and LTI awards. The Committee believes the 2022 compensation to our CEO and NEOs is commensurate with WBD's performance, recognizes their exceptional leadership during a challenging year and is aligned with our pay-for-performance philosophy.
Taking into account the adjustments noted above and further described in this proxy statement, the financial performance of each of Discovery and WarnerMedia during the first half of 2022, the performance of WBD during the second half of 2022, and the individual performance of the CEO and NEOs during 2022, the Committee took the following actions:
■approved 2022 cash bonuses for the CEO at 99.2% of target and for the CFO at 99.2% of target, based on first-half Discovery performance and second-half WBD performance, and the Committee's assessment of the CEO's and CFO's individual performance versus the financial and strategic objectives the Committee established for each executive;
■funded corporate ICP at 95.6% of target for those NEOs who worked for Discovery prior to the closing of the WarnerMedia Transaction and at 90.2% of target for those NEOs who worked for WarnerMedia prior to the closing of the WarnerMedia Transaction, based on first-half Discovery or WarnerMedia performance, as applicable, and second-half WBD performance;
■certified the vesting at 98.4% for the CEO’s PRSUs with a performance period that ended in 2022, based on first-half Discovery performance, second-half WBD performance, and the Committee's assessment of the CEO's performance versus the strategic objectives established by the Discovery Compensation Committee for his PRSUs.
See “NEO Compensation in 2022” beginning on page 50 for additional information.

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Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A

Proposal 1 Election of Directors
The Warner Bros. Discovery, Inc. Board of Directors recommends a vote “FOR” the election of the nominated directors.
Our Board of Directors
Our Board has general oversight responsibility for the Company’s affairs pursuant to the Delaware General Corporation Law and the Company’s Second Restated Certificate of Incorporation and Bylaws. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.
Director Skills, Experience and Diversity Matrix
The WBD Board is comprised of highly skilled directors who bring a diverse range of skills and experiences to the Board's oversight role. The following table summarizes the key skills and experiences of each director nominee and each director whose term extends beyond the 2023 Annual Meeting. Further details about each individual's experiences and qualifications are set forth in their individual biographies.

2023 PROXY STATEMENT	15

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A

SKILLS AND EXPERIENCE

Executive Management Experience
Media/Entertainment/ Telecommunications Industry Experience
Technology/Cybersecurity Experience
Financial/Accounting Experience
Risk Management Experience
International/Global Business Operations Experience
Regulatory/Government Experience
Outside Public Company Board Experience
BACKGROUND
Tenure/Age/Gender
Years on the Board*	1	1	1	14	1	5	14	1	14	1	1	1	14
Age*	35	72	74	77	68	73	82	50	57	66	61	64	63
Gender	F	M	M	M	F	M	M	M	M	M	F	M	M
Race/Ethnicity
Black or African American
Asian
White
*       Age/tenure as of May 8, 2023, tenure includes prior service on Discovery, Inc. Board
F=Female, M=Male
Please also see Nasdaq Board Diversity Matrix in Appendix A

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Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Skills and Experience Definitions

Executive Management Experience Experience as an executive member of corporate management	Risk Management Experience Experience assessing risk and reviewing measures to address and mitigate risks

Media, Entertainment, and Telecommunications Industry Experience Prior experience working as an executive or serving on the board of a sophisticated media, entertainment or telecommunications company	International/Global Business Operations Experience Experience working in global markets and understanding the nuances of international business environments

Technology/Cybersecurity Experience
Experience in a technology-related business and/or an acute understanding of emerging technology trends; experience in the development of technology and processes that protect the storage of information and maintain confidentiality
Regulatory/Government Experience Experience working in a governmental or regulatory agency, or leading an organization in a highly-regulated industry

Financial/Accounting Experience
High-level expertise in finance and accounting, such as those who have experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, in the financial sector or private equity or as an audit committee member for publicly traded companies, or have an educational background or training in accounting or finance
Outside Public Company Board Experience Experience serving on an external public company board

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Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Nominees for Election
Our current Board structure was established in connection with the WarnerMedia Transaction. The WBD Board currently consists of 13 directors: six directors designated by Discovery (“Discovery Designees”), including David M. Zaslav, our President and Chief Executive Officer, and seven directors designated by AT&T (“AT&T Designees”), including Samuel A. Di Piazza, Jr., our independent Board Chair. The WBD Board is currently classified into three classes as noted below:

Class I Directors (Initial Term Expires at 2023 Annual Meeting	Class II Directors (Initial Term Expires at 2024 Annual Meeting)	Class III Directors (Initial Term Expires at 2025 Annual Meeting)
Li Haslett Chen(A)	Richard Fisher(A)	Samuel A. Di Piazza, Jr.(A)
Kenneth W. Lowe(D)*	Paul A. Gould(D)	Debra L. Lee(A)
Paula A. Price(A)	John C. Malone(D)	Steven A. Miron(D)
David M. Zaslav(D)	Fazal Merchant(A)	Steven O. Newhouse(D)
Geoffrey Y. Yang(A)
(A)=AT&T Designee
(D)=Discovery Designee
* On January 4, 2023, Robert R. Bennett notified the WBD Board of his decision to resign from the Board, effective as of April 1, 2023. On January 17, 2023, in accordance with the procedures set forth in our Second Restated Certificate of Incorporation, Kenneth W. Lowe was appointed to fill the vacancy created by Mr. Bennett’s resignation, effective as of April 2, 2023. Mr. Lowe will serve as a Class I director and will stand for election at the 2023 Annual Meeting.
The initial term of the Class I directors will expire at the 2023 Annual Meeting, the initial term of the Class II directors will expire at the 2024 Annual Meeting of Stockholders, and the initial term of the Class III directors will expire at the 2025 Annual Meeting of Stockholders. Upon the expiration of the initial term of each class of directors, such class of directors, if renominated by the Board, will stand for election by our stockholders for a one-year term and, if elected by stockholders, will hold office until the earliest to occur of their respective death, resignation, removal or disqualification or the election and qualification of their respective successors. At our 2025 Annual Meeting of Stockholders, all directors will stand for election for a one-year term and the current classified nature of the WBD Board will sunset.
The Class I directors who are being nominated for re-election at the 2023 Annual Meeting for a one-year term that will expire at the 2024 Annual Meeting of Stockholders are Li Haslett Chen, Kenneth W. Lowe, Paula A. Price and David M. Zaslav. Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board may recommend.
The following tables present information, including age, term of office, committee memberships, independence, business experience, qualifications, education, and other public company directorships held in the past five years, for each person nominated for election as a director at the 2023 Annual Meeting and for those directors whose terms of office will continue after the 2023 Annual Meeting. Each member of our Board and each director nominee possesses skills and experience which makes him or her an important component of the Board as a whole. While consideration of the information presented below regarding each director’s and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Warner Bros. Discovery and our Board. There is no family relationship among any of WBD's executive officers or directors, by blood, marriage or adoption.

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Director Nominees for Election at 2023 Annual Meeting

Li Haslett Chen Independent Director

Age: 35 Director Since: 2022 Class I Director Committee Memberships ■Nominating and Corporate Governance Committee	Other Public Company Directorships (past five years): ■None Education ■Columbia University, BA

Professional Experience	Qualifications and Expertise Provided to Our Board
Li Haslett Chen is the founder and CEO of Howl (formerly Narrativ), a new marketplace where creators are rewarded for honest reviews. Howl provides the foundation for creators of all sizes to sell products, manage transactions, and tap into new opportunities to grow. Under her leadership, Howl has been named one of Fast Company’s Most Innovative Companies and one of the Most Promising AI Companies by Forbes. Prior to founding Narrativ, Ms. Chen was a management consultant at McKinsey & Co. Ms. Chen has been recognized as a Retail Disruptor by the Financial Times, a World Economic Forum Technology Pioneer, and included on Ad Age’s 40-Under-40.	Ms. Chen is skilled in digital interactions in the content and e-commerce spaces, as well as in technology and product development. She also brings significant experience with direct-to-consumer platforms to the WBD Board.

Kenneth W. Lowe Independent Director

Age: 73 Director Since: 2008-2022; 2023 Class I Director Committee Memberships ■Audit Committee (effective as of April 2, 2023) ■Compensation Committee (effective as of April 2, 2023)	Other Public Company Directorships (past five years): ■None Education: ■University of North Carolina at Chapel Hill, BA

Professional Experience	Qualifications and Expertise Provided to Our Board
Kenneth W. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (“Scripps Networks”) from 2008 until 2018, when Scripps Networks merged with Discovery, Inc. From 2000-2008, Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company. Prior to 2000, Mr. Lowe was Chairman and CEO of Scripps Networks.

Through his experience as a media executive and his extensive experience with Scripps Networks, Mr. Lowe has developed a deep understanding of our industry. Mr. Lowe has a proven track record of building content and lifestyle brands as well as integrating and growing global media companies. Mr. Lowe’s expertise in the media industry, experience as a public company executive, and prior experience on the Discovery board during a period of transformation following the Scripps Networks acquisition makes him a valued addition to the WBD Board.

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Paula A. Price Independent Director

Age: 61 Director Since: 2022 Class I Director Committee Memberships ■ Audit Committee (Chair)
Other Public Company Directorships
(past five years):
■Bristol Myers Squibb (2020 - present)
■Accenture plc (2014 - present)
■DaVita Inc. (2020 to 2022)
■Western Digital Corporation (2014 to 2019, 2020 to 2022)
Education
■DePaul University, BS
■University of Chicago, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
From July 2018 through May 2020, Paula A. Price was the executive vice president and chief financial officer of Macy’s, Inc., an omni-channel retailer of apparel, accessories and other goods, and she continued to serve as its strategic advisor until November 2020. From 2014 to 2018, she was a full-time senior lecturer at Harvard Business School. Prior to joining the faculty of Harvard Business School, she was executive vice president and chief financial officer of Ahold USA, a U.S. grocery retailer, which she joined in 2009. Prior to joining Ahold USA, Ms. Price was senior vice president, controller and chief accounting officer at CVS Caremark. Earlier in her career, Ms. Price was the chief financial officer of the Institutional Trust Services division of JPMorgan Chase & Co. and also held senior management positions at Prudential Insurance Co. of America, Diageo and Kraft Foods. A certified public accountant, she began her career at Arthur Andersen & Co.	Ms. Price brings to the WBD Board broad experience across finance, general management and strategy gained from her service in senior executive and management positions at major corporations across several industries, including, in particular, the retail, financial services and consumer packaged goods industries. She brings to the Board an important perspective from her experience as a chief financial officer, a member of the faculty of Harvard Business School and from her service as a director of other public company boards. The Board also benefits from her extensive background and expertise in finance and accounting matters.

David M. Zaslav President and Chief Executive Officer of Warner Bros. Discovery, Inc.

Age: 63 Director Since: 2008 Class I Director Committee Memberships ■ None
Other Public Company Directorships
(past five years):
■Grupo Televisa S.A.B. (2015-present)
■Sirius XM Radio, Inc. (2013-present)
■Lions Gate Entertainment Corp. (2015-2021)
Education:
■Binghamton University, BS
■Boston University School of Law, JD

Professional Experience
David M. Zaslav has served as our President and Chief Executive Officer since the closing of the WarnerMedia Transaction on April 8, 2022. Prior to the closing, Mr. Zaslav served as Discovery, Inc.’s President and Chief Executive Officer from January 2007 until April 2022. Previously, Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from 1999 to May 2006.

Qualifications and Expertise Provided to Our Board
As Chief Executive Officer, Mr. Zaslav sets our goals and strategies and oversees all global operations for WBD. Under his leadership, Discovery, Inc. grew into a Fortune 500 public company with world-class brands and networks. Mr. Zaslav conceived, initiated and led the negotiation, signing and closing of the transformational WarnerMedia Transaction to create Warner Bros. Discovery. His ability as director to add his views and insights, which are focused on strategic growth and operational efficiency, to our Board’s deliberations is of significant benefit to our Board.

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Directors with Terms Extending Beyond
the 2023 Annual Meeting
Class II Directors with Terms Expiring in 2024

Richard W. Fisher Independent Director

Age: 74 Director Since: 2022 Class II Director Committee Memberships ■ Compensation Committee
Other Public Company Directorships
(past five years):
■Tenet Healthcare Corporation (2017-present)
■ AT&T Inc. (2015-2021)
■PepsiCo, Inc. (2015-2021)
Education:
■Harvard University, BA
■Stanford University, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
Richard W. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. He has been Senior Advisor to Barclays PLC since 2015. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates. From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co.	Mr. Fisher has extensive knowledge of financial matters and expertise in international markets, trade and regulatory frameworks. He brings to our Board strategy, leadership and risk oversight experience, including his prior experience chairing a Federal Reserve committee on information technology architecture and cybersecurity risks for five years.

Paul A. Gould Independent Director

Age: 77 Director Since: 2008 Class II Director Committee Memberships ■Compensation Committee (Chair) ■Nominating and Corporate Governance Committee
Other Public Company Directorships
(past five years):
■ Radius Global Infrastructure, Inc. (2020-present)
■ Liberty Latin America, Ltd. (2017-present)
■ Liberty Global plc (2005-present)
■ Ampco-Pittsburgh Corp. (2002-2018)
Education:
■Farleigh Dickinson University, BA

Professional Experience
Paul A. Gould served as a director of Discovery Holding Company from 2005 to 2008 when it merged with Discovery, Inc. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. He is also a member of an International Monetary Fund advisory committee, and a long-serving board member of the Wildlife Conservation Society, where he has chaired the investment committee since 2017. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions.

Qualifications and Expertise Provided to Our Board
Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance and mergers and acquisitions, particularly in the media and entertainment industries. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

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John C. Malone Independent Director

Age: 82 Director Since: 2008 Class II Director Committee Memberships ■Nominating and Corporate Governance Committee (Chair)
Other Public Company Directorships
(past five years):
■Liberty Broadband Corporation (2014-present)
■Liberty Media Corporation (including its predecessors) (2010-present)
■Liberty Global plc (including its predecessors) (2005-present)
■Qurate Retail, Inc. (including its predecessors) (1994-present)
■GCI Liberty, Inc. (2018-2020)
■Liberty Expedia Holdings, Inc. (2016-2019)
■Liberty Latin America, Ltd. (2017-2019)
Education:
■Yale University, BS
■Johns Hopkins University, MA, Ph.D.

Professional Experience
John C. Malone served as Chief Executive Officer and Chairman of the Board of Discovery Holding Company from 2005 to 2008, when it merged with Discovery, Inc. Mr. Malone is currently chairman of the boards of Liberty Media Corporation, Liberty Broadband Corporation and Liberty Global plc. His extensive experience includes serving as chief executive officer of Telecommunications Inc. for over 25 years until its merger with AT&T Corporation in 1999.

Qualifications and Expertise Provided to Our Board
Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone brings to our Board his well-known sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board. He also brings extensive experience serving on other public company boards and boards of non-profit organizations within the cable industry, including Cable Television Laboratories, Inc. and the National Cable Television Association.

Fazal Merchant Independent Director

Age: 50 Director Since: 2022 Class II Director Committee Memberships ■Audit Committee ■Nominating and Corporate Governance Committee
Other Public Company Directorships
(past five years):
■Meritor, Inc. (2020-present)
■Ryman Hospitality Properties, Inc. (2017-present)
Education
■University of Texas at Austin, B.A.
■Indiana University, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
Fazal Merchant is currently a Senior Advisor to Sixth Street Partners and various media and technology related endeavors, and a member of the board of directors at Ariel Investments. He retired in 2020 as Co-CEO of Tanium Inc., a subscription-based global cyber-security and IT management company, which he joined in 2017 as COO & CFO and was appointed Co-CEO in June 2019. Mr. Merchant also served on the board of Tanium from June 2019 until February 2022. Prior to joining Tanium, Mr. Merchant was CFO of DreamWorks Animation SKG (2014-2016) and he served in several executive roles at DirecTV, including SVP Corporate Development, Corporate Treasurer, and CFO of Latin America (2012-2014). Earlier in his career, Mr. Merchant spent over 8 years in investment banking at Barclays Capital and RBS, and he began his career at Ford Motor Company.
Mr. Merchant brings extensive business experience in senior leadership positions with involvement in and oversight of technology, strategy, financial reporting and controls, marketing, sales and treasury operations. In addition, Mr. Merchant’s experience as Chief Financial Officer of multiple companies, provides our Board with extensive financial acumen and experience. Mr. Merchant also brings valuable experience with respect to technology and cybersecurity matters.

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Class III Directors with Terms Expiring in 2025

Samuel A. Di Piazza, Jr. Independent Board Chair

Age: 72 Director Since: 2022 Class III Director Committee Memberships ■ Audit Committee (effective as of April 2, 2023)
Other Public Company Directorships
(past five years):
■Regions Financial Corporation (2016-present)
■Jones Lang LaSalle Incorporated (2015-present)
■ProAssurance Corporation (2014-present)
■AT&T Inc. (2015-2022)
Education:
■University of Alabama, BS
■University of Houston, MS

Professional Experience
Samuel A. Di Piazza, Jr. served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014.

Qualifications and Expertise Provided to Our Board
Mr. Di Piazza brings significant executive and business leadership to our Board through his management of a multicultural, complex professional services organization serving clients around the world. He has significant global accounting, cyber and financial experience, and extensive knowledge of the entertainment business, including from his prior service on the boards of DirecTV and AT&T.

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Debra L. Lee Independent Director

Age: 68 Director Since: 2022 Class III Director Committee Memberships ■Nominating and Corporate Governance Committee
Other Public Company Directorships
(past five years):
■The Procter & Gamble Company (2020-present)
■Burberry Group plc (2019-present)
■Marriott International, Inc. (2004-present)
■AT&T Inc. (2019 - 2022)
■Twitter, Inc. (2016-2019)
Education:
■Brown University, BA
■Harvard University - Kennedy School of Government, MA
■Harvard University School of Law, JD

Professional Experience	Qualifications and Expertise Provided to Our Board
Debra L. Lee is Chair of Leading Women Defined Foundation (a nonprofit education and advocacy organization in Los Angeles, California), which she founded in 2009. She has served in this capacity since June 2018. Ms. Lee also co-founded The Monarchs Collective (a management consulting firm in Los Angeles, California), where she has served as a partner since 2020. Ms. Lee served as Chairman and Chief Executive Officer of BET Networks (a global media and entertainment subsidiary of Viacom, Inc., headquartered in New York, New York) from 2006 until her retirement in 2018. Ms. Lee joined BET Networks in 1986 and served in several leadership roles, including President and Chief Executive Officer (2005-2006), President and Chief Operating Officer (1995-2005), and Executive Vice President and General Counsel (1986-1995).	Ms. Lee brings a depth of executive management, strategy, and risk management experience to the Board, gained through her long-tenured leadership of BET Networks and her service on numerous other public company boards. As a result of her experience and service, her depth and breadth of knowledge on matters of corporate governance allows her to provide the Board with valuable perspective on oversight and accountability in a dynamic operating environment. Further, Ms. Lee’s more than 30 years of experience as an executive in the media industry, along with her broad board experience in consumer-facing brands are particularly valuable to the WBD Board.

Steven A. Miron Independent Director

Age: 57 Director Since: 2008 Class III Director Committee Memberships ■Compensation Committee	Other Public Company Directorships (past five years): ■Charter Communications, Inc. (2016-present) Education: ■American University, BS

Professional Experience
Steven A. Miron is the chief executive officer of Advance/Newhouse Partnership, a privately-held media company, and a senior executive officer at Advance Publications, Inc. ("Advance"), a private, family-held business that owns and invests in a broad range of media, communications, technology, education, and live entertainment companies. Mr. Miron previously served as president of Advance/Newhouse Programming Partnership and Bright House Networks from 2002 to 2008, and as chief executive officer of Bright House Networks from 2008 until 2016, when it was merged into Charter Communications, Inc., making Advance one of the largest shareholders in that company. Prior to Bright House Networks, Mr. Miron held positions with MetroVision, Vision Cable Communications, NewChannels and Time Warner Cable. Mr. Miron has also served on the board of C-SPAN since November 2021.

Qualifications and Expertise Provided to Our Board
Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of our industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board. He also brings to our Board his previous experiences on the boards of nonprofit organizations within the cable industry, including the National Cable & Telecommunications Association, CableLabs and CTAM.

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Steven O. Newhouse Independent Director

Age: 66 Director Since: 2022 Class III Director Committee Memberships ■ Nominating and Corporate Governance Committee	Other Public Company Directorships (past five years): ■None Education: ■Yale University, B.A.

Professional Experience	Qualifications and Expertise Provided to Our Board
Steven O. Newhouse is co-president of Advance, a private, family-held business that owns and invests in a broad range of media, communications, technology, education, and live entertainment companies. Since he became co-president 10 years ago, Advance has merged its cable business into a large ownership position in Charter Communications, Inc. and has acquired Stage Entertainment, Turnitin and The IRONMAN Group, as well as stakes in a variety of other companies. He has served as an observer on the board of Reddit since 2011 and was an observer on the board of Discovery, Inc. from 2008 until 2022. Mr. Newhouse also serves on the board of New York-Presbyterian Hospital, a non-profit organization.	Mr. Newhouse has a great depth of knowledge and experience regarding the media and entertainment business, including both content and distribution, which he gained in connection with his various operational and supervisory roles with Advance and its operating businesses. Mr. Newhouse is an experienced member of boards of directors and brings valuable perspectives to the WBD Board from his experience with media companies that are expanding globally, in industries that are undergoing transformation, and as an experienced owner, director and leader of a variety of sector-leading businesses.

Geoffrey Y. Yang Independent Director

Age: 64 Director Since: 2022 Class III Director Committee Memberships ■Compensation Committee
Other Public Company Directorships
(past five years):
■Franklin Resources Inc. (2011-present)
■AT&T Inc. (2016-2022)
■Liberty Media Acquisition Corporation (2021-2022)
Education:
■Princeton University, BSE
■Stanford University, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
Geoffrey Y. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Woodside, California) and has served in this capacity since 1999. He also founded Performance Health Sciences (d/b/a Apeiron Life), located in Menlo Park, California, where he has served as Chief Executive Officer and a member of its board of directors since April 2018. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 35 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies.	Mr. Yang has extensive experience in technology and innovative forms of digital media and advertising. He has helped to found, invest in, and provide strategic guidance to communications infrastructure and consumer media and entertainment companies internationally.

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Corporate Governance
Our corporate governance practices are established and monitored by our Board. Our Board regularly assesses our governance policies in light of legal requirements and governance best practices.
Corporate Governance Guidelines
Our corporate governance practices are embodied in a formal document that has been approved by our Board. The Warner Bros. Discovery, Inc. Corporate Governance Guidelines, or the Guidelines, are posted to the Investor Relations section of our corporate website at ir.wbd.com. These Guidelines, which provide a framework for the conduct of our Board’s business, provide that:

■our Board’s responsibility is to oversee the management of Warner Bros. Discovery and to help ensure that the interests of the stockholders are served;
■a majority of the members of our Board shall be independent directors;
■the independent directors meet at least twice a year in executive session;
■directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;
■all directors are encouraged to participate in continuing director education on an ongoing basis; and
■our Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

Our Board periodically reviews the Guidelines and updates them as appropriate. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “Stockholder Communication with Directors.”
Board Leadership Structure
Discovery, Inc. historically separated the roles of Chief Executive Officer (“CEO”) and Board Chair in recognition of the differences between the two roles. As part of our agreement with AT&T relating to our acquisition of the WarnerMedia Business, AT&T was entitled to designate an individual to serve as Board Chair of WBD; AT&T designated Samuel A. Di Piazza, Jr. Notwithstanding this designation, in April of 2022, concurrent with the closing of the WarnerMedia Transaction and the related changes to our capital structure and Board composition, the WBD Board considered our Board leadership structure and whether the CEO and Board Chair roles should continue to be separated or combined. The WBD Board noted that the CEO is responsible for setting WBD’s strategic direction, providing leadership and driving the performance of the Company, while the Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the leadership experience and management expertise of Mr. Di Piazza, the AT&T designee for Board Chair, and the dynamic leadership of David M. Zaslav, our CEO, our Board felt that this structure continued to be appropriate for Warner Bros. Discovery.

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Director Independence
It is our policy that a majority of the members of our Board be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Global Select Market Rules (“Nasdaq Rules”) and, in the Board’s judgment, the director must not have a relationship with Warner Bros. Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board considered the relationships and affiliations of each director to determine his or her independence. Our Board has affirmatively determined that each director and director nominee, other than Mr. Zaslav, is independent under the Nasdaq Rules and the Guidelines. Our Board specifically considered the relationships and positions of certain directors with our large distributors, including Charter Communications, Inc., Liberty Global plc and Liberty Broadband Corporation, and concluded that these relationships do not interfere with the directors’ independence.
The Nasdaq Rules impose additional requirements for members of key committees, requiring that, subject to specified exceptions,
■each member of a listed company’s audit, compensation and nominating and governance committees must be independent;
■audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
■compensation committee members must also satisfy the additional independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Rules.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. In order to be considered independent for purposes of Rule 5605(d)(2)(A) of the Nasdaq Rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company.
In light of the Nasdaq Rules regarding committee service, our Board evaluated each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and determined each individual was an independent director pursuant to all applicable Nasdaq Rules and the Guidelines. In addition, each member of the Audit Committee also meets the additional standards for Audit Committee members established by the Securities and Exchange Commission ("SEC") in Rule 10A-3 of the Exchange Act, and each member of the Compensation Committee meets the additional standards in Rule 5605(d)(2)(A) of the Nasdaq Rules and also qualifies as a “Non-Employee Director” as defined in Rule 16b-3 of the Exchange Act.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by stockholders at our annual meeting of stockholders and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.
The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

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In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee considers the candidate’s ability to meet the independence standards established by the Nasdaq Rules and also applies the criteria set forth in our Guidelines. The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. Under our Guidelines, a nominee:

■should have a reputation for integrity, honesty and adherence to high ethical standards;
■should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
■should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
■should understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, regulatory authorities, creditors and the general public, and should act in the interests of all stockholders; and
■shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints and the value of diversity on the Board will be considered when evaluating nominees. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age are factors that will be considered. Experience in business, government and education and in media, entertainment and other areas relevant to our activities are also factors in the selection process.
The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, New York 10003, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors at the 2023 Annual Meeting was February 7, 2023. We did not receive any stockholder nominations of candidates for election as directors for the 2023 Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the 2024 Annual Meeting of Stockholders, see “Submission of Stockholder Proposals for 2024 Annual Meeting” on page 98. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.
Evaluations of Board Performance
The Nominating and Corporate Governance Committee leads periodic evaluations of Board and committee performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. In 2022, the Nominating and Corporate Governance Committee did not lead a Board evaluation process due to the significant changes to our Board and committee composition in connection with the closing of the WarnerMedia Transaction in April 2022. The Nominating and Corporate Governance Committee intends to resume its practice of conducting Board and committee evaluations in 2023.
The Board and its committees also periodically review our key governance documents, including the Bylaws, Guidelines and each standing committee charter, and recommend changes as necessary or desirable. During 2022, the Board conducted a thorough review of the Company's Bylaws, Guidelines and each standing committee charter following the closing of the WarnerMedia Transaction and approved changes to each document.

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Transactions with Related Persons
Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code of Ethics, which apply to all directors, officers and employees of WBD. Among other things, our Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by WBD without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board. For purposes of our Guidelines, a “related person transaction” refers to any transaction which WBD would be required to disclose pursuant to Item 404 of Regulation S-K.
In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

■the nature of the related person’s interest in the transaction;
■the approximate total dollar value of, and extent of the related person’s interest in, the transaction;
■whether the transaction would be undertaken in our ordinary course of business;
■whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and
■the purpose of, and potential benefits to the Company of, the transaction.

In the ordinary course of business during 2022, we were a party to certain business transactions with institutions affiliated with members of our Board. Management believes, and the Nominating and Corporate Governance Committee concurred, that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.
As previously announced, in May 2021, we entered into an agreement with AT&T to combine our business with WarnerMedia, a premium entertainment, sports and news business, to create a standalone, global entertainment company, and in connection with the WarnerMedia Transaction, Discovery, AT&T and Magallanes, Inc., a wholly owned subsidiary of AT&T (“Spinco”), entered into a voting agreement with Dr. Malone, who is a director of WBD, and certain affiliates of Dr. Malone, who, prior to the completion of the WarnerMedia Transaction, collectively held approximately less than 1% of the issued and outstanding shares of the Discovery Series A common stock and approximately 91% of the issued and outstanding shares of the Discovery Series B convertible common stock, which, prior to the completion of the WarnerMedia Transaction, represented approximately 20% of the aggregate voting power of the shares of Discovery voting stock. The voting agreement with Dr. Malone, among other things, required Dr. Malone and his affiliates to vote their shares in favor of (i) amending Discovery’s charter in connection with the WarnerMedia Transaction (the “Charter Amendment proposal”) and (ii) issuing shares of our common stock to Spinco stockholders in connection with the WarnerMedia Transaction (the “Share Issuance proposal”). This voting agreement with Dr. Malone was approved by the Board. The voting agreement was performed in 2022 in connection with the completion of the WarnerMedia Transaction and following the completion of the WarnerMedia Transaction, Dr. Malone and his affiliates collectively hold approximately less than 1% of the issued and outstanding shares of common stock of the Company.
In May 2021, in connection with the WarnerMedia Transaction, Discovery, AT&T and Spinco also entered into the following agreements:
(a)a voting agreement with Advance/Newhouse Programming Partnership (“ANPP”) and Advance/Newhouse Partnership (“ANP” and together with ANPP, “Advance/Newhouse”), which, prior to the closing of the WarnerMedia Transaction, held approximately 23% of the aggregate voting power of the shares of Discovery voting stock, which required Advance/Newhouse to vote their shares in favor of the Charter Amendment proposal and the Share Issuance proposal; and

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(b)a consent agreement ("consent agreement") with Advance/Newhouse where Advance/Newhouse agreed to consent to the WarnerMedia Transaction, in exchange for among other things, (i) Discovery agreeing to designate Steven A. Miron and Steven A. Newhouse as directors of the combined company upon completion of the WarnerMedia Transaction and (ii) Discovery and Advance/Newhouse agreeing to enter into a registration rights agreement on customary terms to be effective following the completion of the WarnerMedia Transaction.
The Advance/Newhouse voting agreement and consent agreement were reviewed and negotiated by an independent transaction committee, which was fully comprised of independent directors who were disinterested relative to Advance/Newhouse to negotiate certain matters relating to the WarnerMedia Transaction with Advance/Newhouse (the “Independent Transaction Committee”). The Independent Transaction Committee recommended, and the Board approved, the Advance/Newhouse voting agreement and consent agreement. The voting agreement and consent agreement were performed in 2022 in connection with the completion of the WarnerMedia Transaction and following the completion of the WarnerMedia Transaction, Advance/Newhouse holds approximately 8% of the issued and outstanding shares of common stock of the Company.
In April 2022, pursuant to and in accordance with the consent agreement, the Company and Advance/Newhouse entered into a registration rights agreement granting Advance/Newhouse registration rights covering certain shares of common stock of the Company held by them or which may be acquired by them in the future.
The daughter of David M. Zaslav, our CEO, was employed by us during 2022 as a producer for CNN. She has served in this position since 2019, prior to the closing of the WarnerMedia Transaction in 2022. Her total compensation in fiscal year 2022 exceeded the $120,000 reporting threshold. The compensation she received was consistent with the level and type of compensation provided to other employees in similar positions.
The daughter of Debra L. Lee, a member of our Board, was engaged by the Company during 2022 as a writer for a television program produced by Warner Bros. Television. Her total compensation in fiscal year 2022 exceeded the $120,000 reporting threshold. The compensation she received was based on the Writers Guild of America fee scale and was consistent with the amount of compensation provided to other writers in similar positions.
Board Role in Risk Oversight

Board of Directors
■has an active role, as a whole and at the committee level, in overseeing risk management.
■routinely reviews information regarding our credit, liquidity and operations, as well as the risks associated with each.
■regularly reviews information regarding our cybersecurity risks and is frequently updated by our Chief Information Security Officer on how we are determining and mitigating those risks.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
■receives quarterly updates on our cybersecurity risks and readiness. ■oversees management of financial reporting risks.	■is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements.	■manages risks associated with the independence of the Board and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

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ESG Governance
The WBD Board provides oversight of Environmental, Social and Governance (ESG) activities through the Nominating and Corporate Governance Committee and Audit Committee.
The Nominating and Corporate Governance Committee is responsible for overseeing and monitoring the Company’s strategy, policies, commitments, and initiatives with respect to ESG matters. The Audit Committee reviews the Company’s key public ESG disclosures and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures and oversees key finance-related initiatives related to ESG. To ensure that ESG is appropriately managed throughout the organization, we have designed the following governance structures:

Board of Directors ESG oversight is provided by the Nominating and Corporate Governance Committee and the Audit Committee

CEO The CEO provides executive direction on ESG strategy

Corporate Leadership Team
Our Chief Corporate Affairs Officer has functional responsibility for ESG, and is supported by our other senior executives including our General Counsel, Chief People and Culture Officer and
Chief Diversity Equity and Inclusion Officer

ESG/CSR Team Supports WBD’s ESG strategy and is directly accountable for WBD’s environmental strategy

ESG Steering Committee Senior leaders from operating divisions and corporate functions who meet regularly to drive decision making, accountability, and ownership of specific ESG initiatives
For more information on our approach to ESG at WBD, please see wbd.com/esg.

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Board Role in Human Capital Management
Our Board believes that effective talent development and human capital management are important to WBD’s continued success. Our Board is involved in leadership development and oversees succession planning. Our Board conducts at least one meeting each year at which the Board reviews the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. Our Nominating and Corporate Governance Committee oversees the process of succession planning and our Compensation Committee implements programs to retain and motivate key talent.
Director Orientation and Continuing Education
WBD provides a robust director orientation program. This orientation program includes a thorough review of background material and meetings with senior management. The orientation allows new directors to become familiar with our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.
In 2022, following the closing of the WarnerMedia Transaction, we provided orientation for all WBD Board members to help them become familiar with the business, brands, operations and finances of the combined company. We also provided committee-specific orientation sessions for the members of our three standing Board committees focused on each committee's areas of responsibility.
We encourage the participation of all Board members in continuing education programs, at the expense of the Company, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of our Board and its committees.
Code of Ethics
We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. Our Board reviews the Code regularly and approved an updated Code in January 2023. The Code, and any amendments or waivers that would be required to be disclosed under SEC rules, are posted to the Investor Relations section of our corporate website at ir.wbd.com. Printed copies of the Code are also available without charge upon request to the Corporate Secretary at the address specified below under “Stockholder Communication with Directors.”
Stockholder Communication with Directors
Warner Bros. Discovery’s stockholders may send communications to the Board or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Corporate Secretary, Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, New York 10003 or by email to CorporateSecretary@discovery.com. Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to our Board Chair. Depending upon the nature of the concern, it may be referred to our Corporate Audit Department, Legal Department or Finance Department, or other appropriate departments. Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate, with advice and assistance from the General Counsel.

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Board Meetings and Committees
Director Attendance at Board and Annual Meetings
Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with our Board Chair, our Chief Executive Officer and other members of management on matters affecting the Company. During 2022, our Board of Directors held 25 meetings. All directors who served on the Board during 2022 attended at least 82% of the scheduled Board meetings (held during the period for which they were a director) and meetings held by committees of which they were a member (held during the period for which they were a member). Our Board encourages all members to attend each annual meeting of stockholders. All directors who were members of the Board at the time of the 2022 Annual Meeting of Stockholders attended the 2022 Annual Meeting of Stockholders.
Board Committee Structure
Our Board has established three standing committees as of the record date: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these standing committees has a charter that is reviewed as necessary by that committee. Proposed changes to the charter of any of these committees are approved by the Board. During 2022, each Committee conducted a thorough review of its charter following the closing of the WarnerMedia Transaction and proposed changes, which were approved by the Board. The committee charters are available in the corporate governance section of our Investor Relations website at ir.wbd.com.
Information regarding membership in the standing committees as of the date of this proxy statement, the number of meetings held by each in 2022, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow. The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of WBD. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Audit Committee
CHAIR	MEMBERS		MEETINGS IN 2022: 6	REPORT The Audit Committee report appears on page 42 of this proxy statement.
Paula A. Price	Robert R. Bennett	Fazal Merchant

Primary Responsibilities
The Audit Committee is responsible for appointing or replacing our independent registered public accounting firm. The Audit Committee annually evaluates the performance of our independent registered accounting firm, including the senior engagement team, and determines whether to reengage the current accounting firm or consider other firms. The Audit Committee is involved in the selection of the lead engagement partner whenever a rotational change is required, normally every five years, or for any other reason. PwC has served as our independent registered public accounting firm since September 17, 2008.

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Factors considered by the Audit Committee in determining whether to retain the firm include:
■The audit firm’s capabilities to handle the breadth and complexity of our global operations;
■The audit firm’s technical expertise and knowledge of our industry and global operations;
■The quality and candor of the audit firm’s communications with the Audit Committee and management;
■The audit firm’s independence;
■The quality and efficiency of the services provided by the audit firm, including input from management on the audit firm’s performance, how effectively the audit firm demonstrated its independent judgment, objectivity and professional skepticism, and external data on the audit quality and performance including the Public Company Accounting Oversight Board reports on the audit firm and its peers;
■The appropriateness of the audit firm’s fees; and
■The audit firm’s tenure as our independent auditor, including the benefits of the tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the audit firm’s independence in the face of such tenure.
Additional Audit Committee responsibilities include:
■reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm (see “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);
■reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm (see “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);
■reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;
■overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly written communications of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a written report from our independent registered public accounting firm addressing internal controls; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;
■reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;
■overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;
■reviewing and discussing our cybersecurity and information technology policies and risks and our cybersecurity readiness;
■reviewing and discussing our data privacy policies and compliance with data privacy legislation in the jurisdictions and countries where we do business;
■establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns;
■reviewing and discussing any reports concerning material violations submitted by our internal attorneys or outside counsel;
■reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and
■reviewing our key public ESG disclosures and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures.

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Pending Changes to Audit Committee Membership
As discussed elsewhere in this proxy statement, Mr. Bennett will retire from the WBD Board as of April 1, 2023, resulting in a vacancy on the Audit Committee. On March 21, 2023, the Board determined that it would appoint Kenneth W. Lowe to the Audit Committee, effective as of April 2, 2023, to fill this vacancy. The Board determined that it would also appoint Samuel A. Di Piazza, Jr. to the Audit Committee, also effective as of April 2, 2023.
Financial Expertise
The Board has determined that current Audit Committee members Paula A. Price and Fazal Merchant each qualify as an “Audit Committee Financial Expert” as defined under SEC rules. It has also determined that each of Samuel A. Di Piazza, Jr. and Kenneth W. Lowe, who will be joining the Audit Committee on April 2, 2023, qualify as an "Audit Committee Financial Expert," meaning that all members of the WBD Audit Committee, as of April 2, 2023, meet the SEC criteria for Audit Committee financial expertise.

Compensation Committee
CHAIR	MEMBERS			MEETINGS IN 2022: 10	REPORT The Compensation Committee report appears on page 43 of this proxy statement.
Paul A. Gould	Richard W. Fisher	Steven A. Miron	Geoffrey Y. Yang

Primary Responsibilities
■determining our CEO’s compensation, including evaluating our CEO and reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;
■reviewing and approving all forms of compensation to our named executive officers, other executive officers and certain other executives;
■reviewing and making recommendations to the Board on stock compensation arrangements for all employees;
■reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;
■overseeing the structure of employee benefit programs and other compensation programs;
■reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 43 of this proxy statement; and
■conducting an annual assessment of the independence of any outside advisor it chooses to retain.
Compensation Committee Interlocks and Insider Participation
No member of the Committee and no one who served on the Committee or the Discovery Compensation Committee during 2022 is a current or former officer, or during 2022 was an employee, of Warner Bros. Discovery or any of its subsidiaries. None of WBD's executive officers serves or, during 2022, served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of our Committee.

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Nominating and Corporate Governance Committee
CHAIR	MEMBERS					MEETINGS IN 2022: 5
John C. Malone	Li Haslett Chen	Paul A. Gould	Debra L. Lee	Fazal Merchant	Steven O. Newhouse

Primary Responsibilities
■overseeing corporate governance matters generally, including reviewing and recommending changes to our Guidelines, and the independence standards and qualifications for Board membership set forth in our Guidelines;
■overseeing the annual evaluation of the performance of our Board and each of its committees;
■identifying individuals qualified to be members of our Board and to recommend Board nominees;
■reviewing and making recommendations concerning the independence of Board members;
■reviewing and approving related person transactions;
■reviewing the membership qualifications of Board members under our Guidelines;
■reviewing and making recommendations concerning membership on Board committees and on committee structure and responsibilities; and
■overseeing and monitoring the Company’s strategy, policies, commitments, and initiatives with respect to ESG matters.

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Director Compensation
The Committee reviews compensation for our non-employee directors and recommends any changes to such compensation to the full Board for approval. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders. Employee directors do not receive any compensation for their Board service. Currently, Mr. Zaslav is the only director who is also a Company employee.
2022 Director Compensation Program
The following table shows the cash and equity compensation that was in effect in 2022. During the second quarter of 2022 following the closing of the WarnerMedia Transaction, the Committee, with the assistance of its independent compensation consultants, reviewed our director compensation program against the director compensation programs of companies in our compensation peer group (as set forth in our "Compensation Discussion and Analysis" on pages 47 and 48 of this proxy statement) as well as companies of similar size as the combined company after the closing of the WarnerMedia Transaction. Upon the recommendation of the Committee, the full Board approved changes to the cash and equity compensation as shown in the table below.

Board Service Retainers	Q1 2022	Q2-Q4 2022
Annual Cash Compensation
Retainer, Board Member	$100,000	$125,000
Retainer, Board Chair	$202,500	$300,000
Annual Equity Compensation
Restricted Stock Units	$190,000	$220,000

Committee Service Annual Retainers (cash)	Q1 2022	Q2-Q4 2022
Audit Committee Chair	$35,000	$35,000
Audit Committee Member	$20,000	$20,000
Compensation Committee Chair	$42,000	$35,000
Compensation Committee Member	$27,500	$20,000
Nominating and Corporate Governance Committee Chair	$17,500	$17,500
Nominating and Corporate Governance Committee Member	$10,000	$10,000
Finance Committee Chair*	$33,000
Finance Committee Member*	$20,000
*    The Board maintained the Finance Committee until February 2022, when the Board took action to dissolve the Finance Committee. Mr. Bennett served as the chair of the Finance Committee, and Messrs. S. Miron, Sanchez and Wargo served as members of the Finance Committee.
Cash Compensation
Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. The retainer paid to non-employee directors who are elected or appointed mid-year is prorated based on the quarter in which they join the Board.
Equity Compensation
Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as it may be amended from time to time. Our Board determined for 2022 that the equity awards to directors should consist solely of restricted stock units (“RSUs”) of common stock. Annual equity grants for 2022 were made on June 29, 2022. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The number of RSUs is calculated by dividing the dollar amount of the award by the closing price of our

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common stock on the last business day prior to the grant date. Our Board has implemented a cap of $750,000 on individual director annual equity award grant date value. RSUs granted in 2022 will vest 100% on the earlier of the one-year anniversary of the grant date and the date of the 2023 annual meeting of stockholders, assuming continued service to such date of vesting. The RSUs granted to our directors do not include the right to receive cash dividends.
Board of Directors Stock Ownership Policy
Our Board maintains a stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of five times the then-current annual cash retainer for Board service, exclusive of any additional retainer with respect to committee or other service. Each director is required to reach the stock holding target within five years after joining the Board. Our Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs and deferred stock awards, but not shares underlying stock options, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. Our Board may take any appropriate action to support the intent of the policy, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. All directors serving on the Board at December 31, 2022 had reached and maintained the stock holding target or were on track to do so.
Deferred Compensation
During 2022, the Company maintained a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his or her RSU grant, they must make an irrevocable election before the end of the calendar year prior to the year in which the grant is made (or, in the case of directors who join the Board mid-year, prior to their election to the Board), and must do so for the entire amount of the grant. Directors do not receive cash dividends on deferred RSUs. Messrs. Bennett, Di Piazza, Malone, Gould, Fisher and Yang and Mses. Chen, Lee and Price elected to defer the settlement of their RSU grants made in 2022.
Beginning in 2023, our non-employee directors may elect to (i) receive shares of our common stock in lieu of any cash retainer and/or (ii) defer all or a portion of any cash or stock retainer, in each case with respect to a specific calendar year in which the non-employee director will receive such compensation (the "Plan Year") under our newly established Warner Bros. Discovery, Inc. Non-Employee Director Deferral Plan. Any such election must be made prior to the beginning of the Plan Year by executing a deferral agreement specifying the time and form of payment for amounts deferred for such Plan Year. The deferral agreement becomes irrevocable at the end of the period preceding the Plan Year.
Other Director Compensation Matters
We do not have any pension or retirement plans for our non-employee directors. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private plane. Under the Guidelines, the Company encourages the participation of all directors in continuing education programs, at the Company’s expense, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of the Board and its committees.
The Company provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director per fiscal year. In order to be matched, the contribution must be tax-deductible by the Company. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. Matching contributions under this program are included below in the 2022 Director Compensation Tables under the “All Other Compensation” column.

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2022 Director Compensation Tables
The following tables summarize the compensation provided to all persons who served as non-employee directors during 2022.
2022 Director Compensation (Discovery Directors who resigned effective April 8, 2022)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
R. Beck	63,750		0	0	63,750
R. Johnson	50,000		0	0	50,000
K. Lowe	73,750		0	0	73,750
R. Miron	122,250		0	0	122,250
D. Sanchez	60,000		0	0	60,000
S. Swain	65,000		0	0	65,000
J.D. Wargo	110,000	(2)	0	0	110,000
(1)     The Discovery, Inc. Board members who resigned effective immediately prior to the closing of the WarnerMedia Transaction did not receive equity compensation in 2022.
(2)     Includes a $27,500 retainer for service on the Independent Transaction Committee which was established in 2021 connection with the WarnerMedia Transaction. The retainer was earned in 2021 and paid in 2022 upon closing of the WarnerMedia Transaction.
2022 Director Compensation (Warner Bros. Discovery, Inc. Directors)(1)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
R. Bennett	217,250	(3)	212,116			429,366
L. Chen	101,250		212,116			313,366
S. Di Piazza	225,000		212,116			437,116
R. Fisher	108,750		212,116			320,866
P. Gould	227,500	(4)	212,116			439,616
D. Lee	101,250		212,116			313,366
J. Malone	156,875		212,116			368,991
F. Merchant	116,250		212,116			328,366
S. Miron	173,750		212,116			385,866
S. Newhouse	101,250		212,116			313,366
P. Price	120,000		212,116	20,000	(5)	352,116
G. Yang	108,750		212,116			320,866
(1)    This table reports fees paid during 2022 to directors who served on the Discovery, Inc. Board of Directors prior to the closing of the WarnerMedia Transaction and were then appointed to the Warner Bros. Discovery, Inc. Board of Directors at closing.
(2)    The aggregate grant date fair value of the RSU awards made to non-employee directors in 2022 was $2,545,392, as calculated in accordance with FASB ASC Topic 718. At December 31, 2022, the non-employee directors held unvested or deferred RSUs as follows:

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Name	Unvested or Deferred RSUs
R. Bennett	22,324
L. Chen	16,106
S. Di Piazza	16,106
R. Fisher	16,106
P. Gould	60,114
D. Lee	16,106
J. Malone	20,106
F. Merchant	16,106
S. Miron	20,106
S. Newhouse	16,106
P. Price	16,106
G. Yang	16,106
(3)    Includes a $42,000 retainer for service as chair of the Independent Transaction Committee which was established in 2021 connection with the WarnerMedia Transaction. The retainer was earned in 2021 and paid in 2022 upon closing of the WarnerMedia Transaction.
(4)    Includes a $27,500 retainer for service on the Independent Transaction Committee which was established in 2021 connection with the WarnerMedia Transaction. The retainer was earned in 2021 and paid in 2022 upon closing of the WarnerMedia Transaction.
(5)    This amount reflects a matching charitable contribution made by the Company on behalf of Ms. Price.

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Audit Matters

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The Warner Bros. Discovery, Inc. Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Warner Bros. Discovery’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has re-appointed them as our independent registered public accounting firm for the 2023 fiscal year. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC are expected to attend the virtual 2023 Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the 2023 Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for the 2023 fiscal year. The affirmative vote of a majority of the outstanding shares of common stock present virtually or represented by proxy at the meeting and entitled to vote at the 2023 Annual Meeting on this proposal is required for ratification.
Even if the selection of PwC is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of the Company and its stockholders. In the event WBD stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm.

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Audit Firm Fees and Services

	2,022	2,021
Audit fees(1)	$28,720,000	$9,828,000
Audit related fees(2)	214,000	73,000
Tax fees(3)	3,671,000	190,000
All other fees(4)	15,000	17,000
Total fees	$32,620,000	$10,108,000
(1)Audit fees include fees for the audit of the consolidated financial statements of Warner Bros. Discovery and statutory audits for certain of Warner Bros Discovery’s foreign subsidiaries and joint ventures as well as fees for services provided in connection with securities and debt offerings.
(2)Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting and reporting requirements.
(3)Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions, transfer pricing and consultation services. Tax compliance services relate to preparation or review of tax returns, including corporate income tax, indirect tax, withholding tax and expatriate tax services. Tax consultation services relate to tax planning, assistance with tax audits, and tax advice related to acquisitions and structure. Transfer pricing services relate to advice and assistance with respect to transfer pricing matters, including the preparation of reports used to comply with taxing authority documentation requirements.
(4)Other fees consist of training sessions and certain membership fees for accounting and industry reference materials.
The Audit Committee has considered whether the provision of services by PwC to WBD, other than auditing, is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.
Audit Committee Pre-Approval Procedures
The Audit Committee has procedures for the pre-approval of all audit and permissible non-audit services provided by WBD’s independent registered public accounting firm. In accordance with its procedures, the Audit Committee has approved the engagement of WBD's independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):
■audit services, including (i) financial audits of WBD and its subsidiaries and (ii) services associated with WBD’s periodic reports, registration statements and other documents filed or issued in connection with securities offerings (including comfort letters and consents);
■audit-related services, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of WBD’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and
■tax services, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.
Any engagement of WBD’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of the Audit Committee. In 2022, the Audit Committee delegated authority to the Chair of the Audit Committee to approve up to $150,000 of audit, audit-related, tax or permitted non-audit services per transaction, subject to the subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit, audit-related tax and permitted non-audit services provided by PwC in 2022 were approved by the Audit Committee or its Chair.
WBD prohibits the engagement of its independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

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Audit Committee Report
Each member of the Audit Committee is an independent director as determined by the Board, based on the Nasdaq Rules and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.
The Audit Committee reviews WBD’s financial reporting process on behalf of the Board. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Board Committee Structure—Audit Committee.”
PwC, WBD’s registered public accounting firm for 2022, is responsible for expressing opinions on the conformity of WBD’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and PwC WBD’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB and the SEC and has discussed with PwC their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in WBD’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023 with the SEC.
This report is respectfully submitted by the members of the Audit Committee of the Board.
Paula A. Price, Chair
Robert R. Bennett
Fazal Merchant

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Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.
This report is respectfully submitted by the members of the Compensation Committee of the Board.
Paul A. Gould Chair
Richard W. Fisher
Steven A. Miron
Geoffrey Y. Yang
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) analyzes and discusses our executive compensation programs and provides information about the compensation we paid to our CEO, Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2022) (collectively with the CEO and CFO, the “Named Executive Officers” or “NEOs”). The Compensation Committee (referred to in this CD&A as the “Committee”) of the Board oversees all aspects of NEO compensation. The 2022 NEOs are:

David M. Zaslav, President and Chief Executive Officer	Gunnar Wiedenfels, Chief Financial Officer	Bruce L. Campbell, Chief Revenue and Strategy Officer	Jean-Briac Perrette, President and CEO, Global Streaming and Games	Gerhard Zeiler, President, International

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Compensation Philosophy & Practices
Compensation Philosophy
Our compensation philosophy is to pay for performance, encourage excellence, retain our high-performing executive talent across the blended organization and reward executives who deliver.

Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:
■ensure a strong alignment of the interests of our stockholders and employees;
■pay for performance, both short-term and long-term;
■pay competitively, across salary grades and geographies; and
■apply compensation policies in an internally consistent manner.

As part of this design, the Committee is regularly provided with information regarding our program design, bonus targets and equity grant targets. The Committee reviews the results of the annual bonus and equity grant processes to assess whether we are effectively implementing our pay-for-performance philosophy. The Committee determines the group of executives over which it will retain oversight, which includes all of our executives whom the Board has determined to be "officers" as defined by Exchange Act Rule 16a-1(f) (such executives are referred to collectively as "Section 16 Officers"). All of our NEOs are Section 16 Officers.
Performance-Based Pay
We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world.
We seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between pay and performance and to effectively balance executive and stockholder interests. See "Looking Ahead: 2023 Executive Compensation Program" for details on changes we have made to our executive compensation program.
The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and LTI awards determined by the Committee as appropriate for each role. Approximately 92% of the CEO’s 2022 target total compensation was performance-based and approximately 70% of the 2022 target total compensation for our other NEOs was performance-based. The Committee has typically awarded a significant portion of each NEO’s performance-based compensation in the form of LTI awards, including stock options and, for the CEO, PRSUs. The Committee believes the use of stock options and PRSUs aligns the interests of our NEOs with our stockholders and will motivate the NEOs to achieve our business goals and strategies and increase stockholder value. We believe the mix of compensation for our NEOs is competitive with the compensation practices specific to our industry and appropriately balanced to benefit WBD in both the short- and long-term so as not to encourage our NEOs to take undue risks.
When determining compensation payouts for 2022 performance, the Committee considered that 2022 was an extraordinarily complex year which included the closing of a transformational acquisition, extensive post-closing adjustments and integration activities, and a challenging macroeconomic environment with considerable pressure on the media and entertainment industry. In spite of these complexities, the Committee believed our CEO and NEOs delivered outstanding performance in 2022, as evidenced by WBD's delivery of our external guidance and performance against the financial and strategic metrics established by the Committee for 2022 cash bonus awards and LTI awards. The Committee believes the 2022 compensation to our CEO and NEOs is commensurate with WBD's performance, recognizes their exceptional leadership during a challenging year and is aligned with our pay-for-performance philosophy. Annual cash bonus awards are more fully described in “NEO Compensation in 2022—Annual Cash Bonus Awards,” beginning on page 52, and our LTI compensation program is more fully described in “NEO Compensation in 2022—Long-Term Incentive Compensation,” beginning on page 57.

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Long-Term Employment Contracts
We value fixed-term employment agreements when appropriate. We believe that entering into fixed-term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives over the mid- to long-term. In 2022 , each of our NEOs was subject to a fixed-term employment agreement. The terms of these agreements generally incorporate initial compensation elements, including a base salary, annual cash bonus target, and annual equity target. We also may make special “sign on” equity awards from time-to-time, typically to replace equity that an executive left behind when leaving another organization to join WBD. In the case of promotions, we may award additional equity to reflect the increase in the executive's responsibilities, or to bring the executive's total target direct compensation in line with executives in similar roles at peer companies.
The Committee approves the terms of employment agreements consistent with our overall compensation philosophy, taking into account appropriate compensation elements to secure the services of our senior executives for multi-year terms. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates from employment with us.
Compensation Decision Making
Role of the Compensation Committee
The Committee operates pursuant to a written charter, a copy of which is posted to the Investor Relations section of our corporate website at ir.wbd.com. The Committee is responsible for developing, implementing and regularly reviewing adherence to our compensation philosophy. In fulfilling these responsibilities, the Committee:
■regularly reviews best practices and market trends in executive compensation and modifies our programs, as the Committee deems appropriate, to support our business goals and strategies;
■conducts an annual risk assessment of our compensation programs;
■aligns compensation decisions with our corporate objectives and strategies;
■reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our CEO, other NEOs and other Section 16 Officers; and
■approves the annual financial and strategic goals relevant to the compensation of our CEO and CFO, and the bonus design and metrics for our NEOs and other Section 16 Officers.
The Committee consults with the Board regarding the terms and structure of the CEO’s employment agreement, and reports out to the Board on its annual compensation decisions for the CEO.
Role of the CEO in Compensation Decisions
The CEO plays a significant role in the compensation decisions for the other NEOs and Section 16 Officers. The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and LTI awards for each of the Section 16 Officers, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements and amendments to existing agreements for the other NEOs, working closely with Adria Alpert Romm, our Chief People and Culture Officer, to develop these recommendations. The CEO’s recommendations are based on:
■his assessment of various strategic and financial factors, generally including the executive’s annual and long-term performance as documented in detailed self-assessments prepared by the executive and performance reviews prepared by the CEO;
■our enterprise-wide performance, as well as that of the line of business or function that the executive leads or provides services to;
■the executive’s compensation relative to that of our other executives (internal equity);
■the executive’s compensation relative to that of executives in similar roles at the companies in our peer group (external competitiveness);

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■our overall approach to compensation for employees for the year; and
■contractual obligations under the executive’s employment agreement.
The CEO also provides the Committee with proposed strategic goals for himself. The Committee reviews and modifies these goals to ensure that they align with the approved strategies and priorities set by the Board and then discusses the revised goals with the CEO, including the weightings to reinforce which goals have the greatest priorities for the year. The degrees to which the CEO achieves the goals are used, in part, to determine the annual bonus and, in part, the vesting of his annual PRSU awards. The CEO provides his own assessment of his performance and achievement of goals but does not otherwise participate in the Committee’s deliberations or decisions regarding his annual compensation.
Relationship with and Role of the Independent Compensation Consultant
During 2022, the Committee retained two independent compensation consultants - Pay Governance LLC ("Pay Governance") and The Croner Company (“Croner”) - to advise it on compensation matters generally and specifically on compensation decisions for our Section 16 Officers. Croner had served as independent compensation consultant to Discovery, Inc. for several years prior to the WarnerMedia Transaction. After the closing of the WarnerMedia Transaction in April 2022, the Committee interviewed several potential compensation consultants and determined that it would engage Pay Governance as the independent compensation consultant for WBD. The Committee continued to retain Croner throughout 2022 and up through the date of filing of this proxy statement for purposes of continuity and historical perspective. It is expected that Croner will cease to serve as an independent compensation consultant to the Committee following the filing of this proxy statement.
Pay Governance and Croner are each retained directly by, and report to, the Committee. Pay Governance and Croner assisted the Committee by providing the following services, among others:
■assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;
■advising the Committee on competitive and best practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;
■advising on employee equity grants, executive employment agreements and other executive compensation matters;
■assisting the Committee with the review of its charter;
■providing an evaluation and assessment of risk in compensation program design, policies and procedures;
■reviewing this CD&A; and
■benchmarking director compensation for Board and committee service.
Prior to initially being engaged by the Committee in 2010, Croner historically had provided management with compensation survey data and performed custom surveys on industry compensation practices. In 2011, the Committee adopted guidelines to address the ongoing need for this survey work and to determine the process under which work by Croner for management would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2022, the only services provided by Croner to management were the pre-authorized survey services. The total fees we paid to Croner in 2022 (other than fees for Croner’s services to the Committee) were less than $60,000.
The Committee annually reviews its relationship with any engaged independent compensation consultant to determine if any conflicts of interest exist in their provision of services to the Committee. The Committee also regularly conducts independence reviews for any current or newly engaged compensation consultant. In its 2022 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that neither Pay Governance nor Croner had a conflict of interest with respect to the services they provide to the Committee. The Committee’s conclusion was based on the following:
■Pay Governance and Croner report solely to the Committee. Our management is not involved in the negotiation of fees charged by either firm or in the determination of the scope of work performed by either firm. The Committee has the sole authority to hire and terminate any independent compensation consultant;

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■there are no business or personal relationships between Pay Governance or Croner and any member of the Committee or any executive officer of the Company;
■the Committee has guidelines to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;
■the survey work performed by Croner was very limited, and no non-survey work was performed by either firm (other than services for the Committee);
■revenue from WBD (other than fees for services to the Committee) represented less than 1% of each of Pay Governance's and Croner's total revenue for 2022, and for each of the previous fiscal years in which Croner served as independent consultant to the Committee;
■Pay Governance and Croner disclosed their respective conflicts of interest policies to the Committee. The Committee believes that these policies provide reasonable assurance that conflicts of interest will not arise; and
■Pay Governance and Croner have each represented to the Committee that, per their respective conflicts of interest policies, neither firm nor any of its respective employees is a WBD stockholder.
Compensation Decisions Framework
The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary (“Annual Base Salary Review”), the payout amount for annual cash bonus awards with respect to the immediately preceding year (“Annual Bonus Review”), and annual LTI awards (“Annual LTI Review”) for our executive officers. This annual process includes a review of the following factors, designed to align the Committee’s compensation actions with our compensation principles and objectives:
■executive compensation market data from our peer group (discussed below);
■relevant employment contract requirements;
■self-evaluation of each NEO’s annual performance;
■the CEO’s evaluation of each NEO’s annual performance (other than Mr. Zaslav himself);
■achievement of annual financial goals under the ICP, the annual cash bonus program that applies to the NEOs other than the CEO and CFO; and
■achievement of financial and strategic goals that are set by the Committee each year for the annual cash bonus for the CEO and CFO and the PRSU awards to the CEO.
These factors are considered as a whole, with no specific weight given to any particular factor or factors.
Additional detail about the factors considered in the Committee’s compensation decisions is provided throughout this CD&A.
Peer Group Analysis and Tally Sheets
Peer Group Analysis
The Committee annually reviews data from a group of peer companies to support compensation decisions for the NEOs. The peer companies are chosen by the Committee to best match our scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, as well as proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison (including removing peers that have been acquired or otherwise materially have changed their corporate structure).

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Due to the then-pending WarnerMedia Transaction, the Committee did not make any changes to the peer group or international peer group for purposes of its February 2022 compensation review and decisions. In May 2022, following the closing of the WarnerMedia Transaction, the Committee reviewed the peer group to determine which companies should be used to help inform compensation decisions for the new combined company. For this review, the Committee used the most recently-available proxy statement compensation data at that time, which was, in most cases, from proxy statements filed during the first half of 2022, as well as additional survey data provided to it by its compensation consultants. As a result of this review, the Committee took the following actions:
■removed AMC Networks, Inc., Lions Gate Entertainment Corp. and Sirius XM Holdings Inc. from the peer group as the Committee no longer believed these companies were appropriate comparators for an enterprise with the size and scope of operations of WBD;
■added Comcast Corporation and Meta Platforms, Inc. due to their comparable business operations, global reach and status as competitors in the executive labor market; and
■retained Activision Blizzard, Inc., Charter Communications, Inc., Electronic Arts Inc., Fox Corporation, Liberty Global plc, Netflix, Inc., Paramount Global and The Walt Disney Company as the Committee continued to believe this group of companies were appropriate comparators for WBD due to their strong focus on content, similar lines of business and international reach.
The Committee used the 2022-2023 Peer Group ("WBD Peer Group") set forth below for the new employment contracts entered into with the NEOs in 2022, as well as the 2022 Annual Base Salary Review and 2022 Annual LTI Review and other compensation decisions made in the fall of 2022 and in February 2023. Where appropriate, the Committee also used survey data provided by its compensation consultants or publicly available data from certain other companies to inform its decisions with respect to specific roles, such as for Gerhard Zeiler, our President, International or JB Perrette, our President and CEO, Global Streaming and Games.
2022-2023 Peer Group

Activision Blizzard, Inc. (ATVI)	Electronic Arts Inc. (EA)	Netflix, Inc. (NFLX)
Charter Communications, Inc. (CHTR)	Fox Corporation (FOX)	Paramount Global (PARA)
Comcast Corporation (CMCSA)	Liberty Global plc (LBTYA)	The Walt Disney Company (DIS)
Meta Platforms, Inc. (META)
Tally Sheets
The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

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2022 Stockholder Engagement
In the fall of 2022, we engaged with 10 of our top 15 stockholders, representing approximately 31% of our outstanding shares. Participating in this outreach were our independent Board Chair, Mr. Di Piazza, and our Compensation Committee Chair, Mr. Gould, with support from the Company's Investor Relations and Legal Departments. During these conversations, Messrs. Di Piazza and Gould sought feedback from our stockholders regarding our compensation program, philosophies and practices, as well as ESG and corporate governance matters. Much of the feedback we received aligned with our pay for performance philosophy and supported the Committee's vision for the design of the 2023 executive compensation program, as summarized below.

What we Heard	What we Did

■Hold annual "Say on Pay" vote	■Recommending future "Say on Pay" votes be held every year. See Proposal Four on page 80

■Better align pay and performance
■Resumed use of Performance-Based Restricted Stock Units ("PRSUs") and stock options in 2023 LTI program for NEOs (other than the CEO)
■In response to our stock price performance in 2022 and the strong focus on free cash flow and leverage reduction, the Committee chose not to fund a performance pool to provide additional cash bonuses or award an above-target bonus to the CEO despite strong individual performance by the CEO and the other NEOs

■Better align executive compensation with stock price	■Added a TSR-modifier to 2023 PRSU awards for NEOs (other than PRSU awards to the CEO)

■Utilize longer performance periods for equity compensation	■Set three-year performance period for 2023 PRSU TSR-modifier

■Don't repeat metrics in different portions of the executive compensation program	■Differentiated metrics used for 2023 annual bonus program (revenue, EBITDA, DTC subscribers) and the 2023 LTI program (adjusted free cash flow and total stockholder return)

■Focus Company leadership on reducing leverage
■Utilizing adjusted free cash flow as a financial metric in the 2023 LTI program
■Awarded special PRSUs to the NEOs and certain other executives to further incent achievement of the Company's free cash flow objectives

■Provide a rationale for the Committee's compensation decisions	■Enhanced our CD&A disclosures to place greater focus on Committee's decision-making
See "Looking Ahead: 2023 Executive Compensation Program" on page 63 for additional details on changes the Committee is implementing for the 2023 executive compensation program.

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NEO Compensation in 2022
Elements of 2022 Compensation
Total direct compensation for the NEOs in 2022 consisted of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually in the first 90 days of the calendar year.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, and other than in the case of the CEO, the target amount of each NEO’s annual cash bonus as a percentage of their base salary.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of their base salary (or in Mr. Zaslav’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and/or line of business performance to focus our executives on our financial and operational goals and ensure that our cash compensation mix remains competitive with our industry. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.
Long-Term Incentive Awards	Annual equity and equity- type awards, in the form of non-qualified stock options, performance-based restricted stock units and restricted stock units. Each type of award instrument generally vests in tranches over multiple years.	Deliver a substantial portion of an executive’s annual total direct compensation in equity awards to align our executives’ interests with those of our stockholders. We also use LTI awards as a tool to encourage an executive to enter into a new employment agreement or when an executive is promoted. These awards serve as retention tools and align an executive’s interests to those of our stockholders.
NEO Employment Agreements
The table below summarizes the compensatory terms for 2022 under the employment agreements that we have entered into with each of our NEOs. In each of these agreements, our NEOs are subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period thereafter. The summaries of the NEO employment agreements provided below are qualified in their entirety by reference to the full text of the applicable NEO employment agreement, each of which is filed as an exhibit to the 2022 Form 10-K.

	David Zaslav	Gunnar Wiedenfels	Bruce L. Campbell	Jean-Briac Perrette	Gerhard Zeiler
Term	Through December 31, 2027	Through July 10, 2026	Through July 8, 2025	Through August 1, 2025	Through April 7, 2025
Base Salary(1)	$3,000,000	$2,000,000	$2,500,000	$2,500,000	$1,800,000
Target Cash Bonus	$22,000,000	175% of Base Salary	200% of Base Salary	200% of Base Salary	178% of Base Salary
Equity Target in Contract	$12,000,000	$8,000,000	$8,500,000	$8,500,000	$6,000,000
Annual Equity Vehicle	PRSUs	Annual equity awards to be provided in the same form and type as other similarly situated executives
Sign on/Promotion Grants Awarded in 2022	None	$2,000,000 promotion RSU grant in 2022	$2,000,000 promotion RSU grant in 2022	$2,000,000 promotion RSU grant in 2022	None
(1)Base Salary is the base salary set forth in the applicable employment agreement. NEO base salaries are subject to review and adjustment by the Committee, at its discretion, as part of the Annual Base Salary Review.

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2022 NEO Compensation Actions
The following chart summarizes the compensation decisions for 2022 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussion immediately below the chart.

Element of Compensation	2022 Compensation Actions
Base Salary
■Maintained base salary for Mr. Zaslav per the terms of his employment agreement.
■Base salaries were adjusted for each of Messrs. Wiedenfels, Campbell, Perrette and Zeiler in connection with the renewal of each of their employment agreements to reflect their increased roles and responsibilities in the newly combined larger company; new base salaries were retroactively effective to April 8, 2022.

Annual Cash Bonus
■Paid annual cash bonuses in March 2023 to each of the NEOs following the 2022 Annual Bonus Review which took place in February 2023; bonuses were paid based on the Committee's assessment of Company performance in 2022 versus pre-established financial metrics and, in the case of the CEO and CFO, each executive's individual performance versus pre-established strategic goals for each executive.

Long-Term Incentive Awards
■Awarded PRSUs to Mr. Zaslav in March 2022 as specified in his employment agreement.
■Awarded RSUs to Messrs. Wiedenfels, Campbell and Perrette in March 2022 following the 2022 Annual LTI Review.
■Converted Mr. Zeiler's prior AT&T RSUs into WBD RSUs as of the closing of the WarnerMedia Transaction, pursuant to the terms of the transaction documents
■Awarded RSUs to Messrs. Wiedenfels, Campbell and Perrette in July and/or August 2022 in connection with the renewal of each executive's employment agreement that included increased responsibilities in connection with their new roles in the newly combined larger company.

Base Salary
Mr. Zaslav: Under the terms of his employment agreement, Mr. Zaslav’s base salary was set at $3 million throughout its term (through December 31, 2027).
Mr. Wiedenfels: The Committee increased Mr. Wiedenfels’ base salary to $2,000,000 in July 2022, in connection with the execution of his new employment agreement and increased responsibilities in the newly combined larger company. Mr. Wiedenfels' new base salary was applied retroactively to April 8, 2022, the date the WarnerMedia Transaction closed. The Committee benchmarked Mr. Wiedenfels' new salary against similar positions within the WBD Peer Group, and believed the new base salary was appropriate in light of peer compensation and Mr. Wiedenfels' broader responsibilities as CFO of an organization with the size and complexity of WBD.
Mr. Campbell: The Committee increased Mr. Campbell's base salary to $2,500,000 in July 2022, in connection with the execution of his new employment agreement and increased responsibilities in the newly combined larger company. Mr. Campbell's new base salary was applied retroactively to April 8, 2022, the date the WarnerMedia Transaction closed. The Committee benchmarked Mr. Campbell's new salary against similar positions within the WBD Peer Group and broader media and entertainment industry, and believed the new base salary was appropriate in light of peer compensation and Mr. Campbell's new role as Chief Revenue and Strategy Officer and the broader responsibilities he was assuming within an organization with the size and complexity of WBD.
Mr. Perrette: The Committee increased Mr. Perrette's base salary to $2,500,000 in August 2022, in connection with the execution of his new employment agreement and increased responsibilities in the newly combined larger company. Mr. Perrette's new base salary was applied retroactively to April 8, 2022, the date the WarnerMedia Transaction closed. The Committee benchmarked Mr. Perrette's new salary against similar positions within the WBD Peer Group and broader media and entertainment industry, and believed the new base salary was appropriate in light of peer compensation and Mr. Perrette's new role as President and CEO, Global Streaming and Games and the broader responsibilities he was assuming within an organization with the size and complexity of WBD.
Mr. Zeiler The Committee increased Mr. Zeiler's base salary to $1,800,000 in April 2022, in connection with the execution of his new employment agreement and increased responsibilities in the newly combined larger company. Mr. Zeiler's new base salary was effective as of April 8, 2022, the date the WarnerMedia Transaction closed. The Committee benchmarked Mr. Zeiler's new salary against similar positions within the WBD Peer Group and broader media and entertainment industry, and believed the new base salary was appropriate in light of peer compensation and Mr. Zeiler's new role as President, International and the broader responsibilities he was assuming within an organization with the size and complexity of WBD.

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Annual Cash Bonus Awards
We made annual cash bonus awards to each of our NEOs with respect to their 2022 performance as part of the 2022 Annual Bonus Review which took place in February 2023. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join us, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment. If an executive works only part of the year, the bonus amount generally is subject to proration based the period of employment. The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement when the scope of the new role and responsibilities would warrant such a change. For all employees who have a bonus target that is expressed as a percentage of base salary, including the NEOs, our policy is to apply the bonus target that is in effect on December 31 of the calendar year to calculate the bonus payment for that year. Therefore, in the case of the NEOs that entered into new employment agreements during 2022, their new bonus targets were applied for full-year 2022.
Each of our NEOs, other than Messrs. Zaslav and Wiedenfels, participated in the ICP in 2022, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets as applied to the target value.
2022 Financial Metrics and Adjustments
The Committee sets annual financial metrics to determine the cash bonuses awarded to NEOs, either under our ICP or under the separate bonus program for the CEO and CFO. The ICP payout is calculated based solely on performance against these financial measures, and the annual cash bonuses for the CEO and CFO are based 50% on performance against these financial measures, and 50% on additional strategic goals established by the Committee for each of the CEO and CFO. The 2022 financial metrics, weighting and corresponding definitions are set out below:

Financial Metric	Weighting	Definition
Net Revenue	25%	Revenue from ordinary business operations.
Adjusted EBITDA	25%	Adjusted EBITDA is defined as operating income excluding (i) employee share-based compensation; (ii) depreciation and amortization; (iii) restructuring and facility consolidation; (iv) certain impairment charges; (v) gains and losses on business and asset dispositions; (vi) certain inter-segment eliminations; (vii) third-party transaction and integration costs; (viii) amortization of purchase accounting fair value step-up for content; (ix) amortization of capitalized interest for content; and (x) other items impacting comparability.
Adjusted Free Cash Flow	25%	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.
Year-End Paid DTC Subscribers	25%	DTC Subscription is defined as: (i) a retail subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform;(ii) a wholesale subscription to discovery+, HBO, or HBO Max for which we have recognized subscription revenue from a fixed fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue on a per subscriber basis; and (iv) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The aggregate number of DTC Subscriptions are “Paid DTC Subscribers."
At the beginning of 2022 when the Committee met to consider the financial metrics it would use to measure 2022 performance, it was cognizant that the WarnerMedia Transaction was likely to close in the first half of the year. Therefore, in February 2022, the Committee established fiscal 2022 financial metrics for the ICP and cash bonuses to the CEO and CFO, as well as the CEO's PRSU awards granted on March 1, 2022, that were based on standalone Discovery, Inc. performance; however, the Committee reserved the right to adjust those metrics following the closing of the WarnerMedia Transaction, if appropriate. The WarnerMedia Transaction closed on April 8, 2022. Following the closing of the WarnerMedia Transaction, the Committee determined it was appropriate to do the following:
■Use the standalone Discovery metrics it adopted in February 2022 to assess the first-half of 2022 (January 1, 2022 through June 30, 2022) performance of those portions of the WBD business and those executives and employees that were historically a part of Discovery, Inc.

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■Use the metrics established prior to closing by WarnerMedia for its 2022 bonus program that were based on standalone WarnerMedia performance to assess the first-half of 2022 (January 1, 2022 through June 30, 2022) performance of the portions of the WBD business and those executives and employees that were historically a part of WarnerMedia.
■Adopt metrics in June 2022 for a combined WBD for the second-half of 2022 (July 1, 2022 through December 31, 2022) and measure second-half performance for the combined company against these WBD metrics.
■Calculate a combined or "blended" score for ICP, CEO and CFO cash bonuses and the CEO's 2022 PRSU awards based on the first-half performance of Discovery or WarnerMedia, as applicable, and the second-half performance of WBD.
The Committee annually reviews potential adjustments to performance against the financial measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency neutral.
In 2022, the Committee grouped adjustments into the four categories set forth in the table below, and made the adjustments indicated in the table below. The 2022 adjustments made by the Committee had the effect of increasing our overall financial performance for purposes of calculating cash bonuses and ICP awards, as compared to our reported results.

Category		2022 Adjustments to Performance
1	unplanned acquisitions and divestitures (and related expenses and revenues);	■Pre-closing legal and consulting expenses
2	unplanned significant investments or major strategy shifts in new or existing lines of business;	■Significant shifts in theatrical and games releases ■Change in made-for-streaming movie strategy ■August 2022 renewal of our agreement with AT&T Wireless
3	major geopolitical business impacts; and	■Exit of business in Russia, Ukraine, Belarus ■Currency development vs. planned rates
4	corporate transactions and legal expenses (including accounting standard/policy changes, fees for unforeseen legal matters, corporate debt transactions).	■Financing fees for merger-related debt issuance ■Accounting policy changes relating to content amortization, deferred compensation recognition and securitization accounting
Determination of 2022 Annual Cash Bonus Awards
2022 Incentive Compensation Program
The 2022 annual cash bonuses for Messrs. Campbell, Perrette and Zeiler were based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The aggregate amount payable to an individual under the ICP is calculated by:
■first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);
■second, establishing the amount payable as a result of our performance versus the ICP financial metrics and any applicable line of business performance measures, as applied to the target bonus amount (such amount, the “ICP Payout Percentage”); and
■third, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool” if applicable. The performance pool is a total amount of money that is available to allocate to high performers, with the amount available to allocate varying based on our overall financial performance and the Committee's discretion. There was no "performance pool" established for 2022.

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The 2022 annual cash bonus awards to Messrs. Campbell, Perrette and Zeiler were calculated as follows:

Base Salary	X	NEO’s Individual Target Bonus Percentage	X	ICP Payout Percentage	+	Performance Pool Allocation (if applicable)	=	Cash Bonus Award paid to NEO
For the 2022 ICP, the Committee established threshold (20% payout), target (100% payout) and above target (110% payout) amounts for each of the ICP financial metrics and a scale that would determine the amount payable for achievement of results between the threshold and the above target amounts. The metrics were designed to provide a payout of 110% only upon at least 110% performance for each of the ICP financial metrics. The threshold for a payout was achievement of at least 90% of the metric (performance at less than 90% would result in no payout based on the scale) and for prorated payout for performance between 90% and 110% of the metrics. Payments beyond the “above target” amount may be made at the Committee’s discretion.
The Committee determined that for 2022, in light of the significant changes to the Company's business, operating divisions and reporting segments as a result of the WarnerMedia Transaction, it was appropriate to use total Company performance for all ICP awards, including the awards to NEOs who work in or are fully dedicated to support a line of business within WBD. The Committee expects to resume its historical practice of tying a portion of ICP awards for NEOs who lead a line of business to the performance of their line of business in 2023.
The 2022 ICP performance targets and weightings are set forth in the following tables. As noted above, for 2022, the Committee used Net Revenue, EBITDA, Adjusted Free Cash Flow, and Year-End Paid DTC Subscribers as the ICP metrics, and the Committee utilized legacy Discovery and WarnerMedia performance to measure first-half performance and WBD performance to measure second-half performance. Prior to the closing of the WarnerMedia Transaction, the Committee weighted each of the performance metrics for Discovery, Inc. equally (25% each). When the Committee established the second-half metrics for combined WBD, it chose to weight EBITDA and Adjusted Free Cash Flow at 30% each and the remaining two metrics at 20% each, because the Committee wanted to focus the entire organization on driving earnings and free cash flow. WarnerMedia did not use revenue as a metric in its bonus program prior to closing, and it placed the highest weight on DTC subscribers (50%).
The numbers in the tables below under “Actual Achievement” reflect the adjustments discussed above.

Discovery, Inc. (H1 - Jan. 1, 2022 - June 30, 2022)	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	25%	$5,660	$6,289	$6,918	$6,097
Adjusted EBITDA ($ in millions)	25%	$1,686	$2,000	$2,315	$2,128
Adjusted Free Cash Flow ($ in millions)	25%	$504	$818	$1,133	$796
Year-End Paid DTC Subscribers (# in millions)	25%	11	22	33	24

WarnerMedia (H1 - Jan. 1, 2022 - June 30, 2022)	Weighting	Threshold	Target	Above Target	Actual Achievement
WM Adjusted EBITDA ($ in millions)	30%	$1,955	$2,384	$2,527	$2,396
WM Adjusted Free Cash Flow ($ in millions)	20%	$(2,257)	$(1,913)	$(1,798)	$(3,086)
WM DTC Subscribers (# in millions)	50%	71	76	81	77

WBD (H2 - July 1, 2022 - December 31, 2022)	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	20%	$20,879	$23,199	$25,519	$21,837
Adjusted EBITDA ($ in millions)	30%	$4,520	$5,680	$6,840	$5,748
Adjusted Free Cash Flow ($ in millions)	30%	$1,321	$2,481	$3,641	$2,383
Year-End Paid DTC Subscribers (# in millions)	20%	48	95	143	96

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2022 Cash Bonuses to CEO and CFO
The bonus structure for Messrs. Zaslav and Wiedenfels was designed by the Committee to meet specific objectives. Unlike the calculation of the ICP pool, which is calculated based solely on performance against financial measures, the annual cash bonus for these two NEOs is based 50% on performance against financial measures, and 50% on additional strategic goals established by the Committee. Given the role of each of the CEO and the CFO in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of their bonus opportunities based on separate strategic measures.
The Committee determined that including all four financial measures described above for the ICP were appropriate for the CEO and CFO given the scope of their responsibilities and direct impact on resource allocation decisions. As the CEO and CFO were legacy Discovery, Inc. executives, their 2022 cash bonuses were based on first-half Discovery, Inc. performance and second-half WBD performance. For 2022, the financial targets, weighting and results for the cash bonuses to the CEO and CFO were as follows ("Actual Achievement" is after the aforementioned adjustments):

Discovery, Inc. (H1 - Jan. 1, 2022 - June 30, 2022)	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	25%	$4,402	$6,289	$6,918	$6,097
Adjusted EBITDA ($ in millions)	25%	$1,400	$2,000	$2,200	$2,128
Adjusted Free Cash Flow ($ in millions)	25%	$573	$818	$900	$796
Year-End Paid DTC Subscribers (# in millions)	25%	16	22	24	24

WBD (H2 - July 1, 2022 - December 31, 2022)	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	20%	$16,239	$23,199	$25,519	$21,837
Adjusted EBITDA ($ in millions)	30%	$3,976	$5,680	$6,248	$5,748
Adjusted Free Cash Flow ($ in millions)	30%	$1,737	$2,481	$2,729	$2,383
Year-End Paid DTC Subscribers (# in millions)	20%	67	95	105	96
The Committee sets annual individual strategic goals for Mr. Zaslav related to our enterprise-wide priorities, and for Mr. Wiedenfels based on the priorities in his role as CFO. The Committee sets updated goals each year based on changing priorities, and there is variation from year to year in both the substance of the annual goals and how they are weighted. The weighting was based on the Committee's determination of the relative priority of each of these goals.
For 2022, the Committee set substantially all of the strategic goals for the CEO and CFO following the closing of the WarnerMedia Transaction. These strategic goals were intended to incent the CEO and CFO to take actions that would create long-term value for stockholders and provide a competitive advantage for WBD, and were also designed to complement the financial goals and the separate strategic goals for the CEO's 2022 PRSU awards by focusing on key financial, operational and infrastructure priorities following the closing of the WarnerMedia Transaction.
For 2022, Mr. Zaslav’s strategic goals, with weighting based on the Committee’s determination of the relative priority of each, were to:
■lead the post-closing transition, following the WarnerMedia Transaction, including management of separation, integration and other operational matters (20%);
■oversee the pathway to delivering at least $3 billion in synergies beginning in 2023 (30%);
■create practices of financial accountability, transparency, operational discipline and creative coordination, integrating the business and striving toward a "One Company" culture (10%)
■oversee creation of a unified ad sales team (20%); and
■oversee meeting WBD's financial goals (20%).
For 2022, Mr. Wiedenfels’ strategic goals, with weighting based on the Committee’s determination of the relative priority of each, were to:
■build a successful finance leadership team, begin implementation of WBD finance operating model, begin finance ERP system transformation (30%);
■drive integration and transformation programs to support delivery of $3 billion in synergies by 2023, and support, sustain and enhance free cash flow generation (30%); and

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■oversee appropriate control environment, ensure continued integrity of financial reporting for company, and prepare the combined company for Sarbanes-Oxley ("SOX") compliance in 2023 (25%).
In addition, in February 2022 prior to the closing of the WarnerMedia Transaction, the Committee established a 2022 strategic goal for Mr. Wiedenfels to close the WarnerMedia Transaction in or prior to the second-quarter of 2022, with a weighting of 15%.
Assessment of Performance
The determination as to whether the 2022 ICP financial performance measures were met was made in the 2022 Annual Bonus Review during the first quarter of 2023, following review of the full-year 2022 financial results. Based on our financial performance in 2022 versus the ICP performance targets, the Committee funded the ICP pool for legacy Discovery at 95.6% of target and for legacy WarnerMedia at 90.2% of target. The Committee awarded 2022 cash bonuses to Messrs. Campbell, Perrette and Zeiler based on their individual targets and the applicable legacy company ICP score.
In February 2022, the Committee also reviewed the CEO's and CFO's achievement of their respective strategic goals, considering the CEO’s and CFO’s self-assessments and, with respect to Mr. Wiedenfels, the input of the CEO and with respect to Mr. Zaslav, the input of the Board. Based on the performance against the four financial metrics noted above and the payout scale applicable to the CEO and CFO, the payout for the portion of the CEO's and CFO's 2022 cash bonus that is based on financial metrics is 98.4% of target. With respect to the strategic goals, the Committee determined that each of Mr. Zaslav and Mr. Wiedenfels had exceeded expectations and over-delivered with respect to their respective strategic goals. The Committee specifically noted the following accomplishments for each of Mr. Zaslav and Mr. Wiedenfels:
Mr. Zaslav
•leadership of the Company's integration and synergy capture goals;
•actions to focus the entire enterprise on cost-cutting measures, resulting in the realization of over $1 billion in synergies through the end of 2022;
•reimagining of the U.S. ad sales team; and
•effective implementation and activation of Company-wide marketing plans around tent pole content to fully leverage WBD's scope and the power of its diverse brands.
Mr. Wiedenfels
•leadership of all financial aspects of the WarnerMedia Transaction, including the debt issuance, investor communications and regulatory filings;
•efforts to establish a Finance leadership team, ensure the continued integrity of the combined Company's financial reporting processes, and begin the process of financial system integration; and
•leadership with respect to free cash flow generation and leverage reduction.
Actual cash bonus payouts for 2022 performance to each NEO are as follows:

NEO	Cash Bonus Target Amount	Payout Percentage	Cash Bonus Award
David Zaslav	$22,000,000	99.2%	$21,831,456
Gunnar Wiedenfels	$3,500,000	99.2%	$3,472,000
Bruce L. Campbell	$5,000,000	95.6%	$4,780,000
Jean-Briac Perrette	$5,000,000	95.6%	$4,780,000
Gerhard Zeiler	$3,031,518	90.2%	$2,734,429
In prior years, the Committee, based on our financial performance, has elected to fund a "performance pool" that would be used to make additional cash bonus payments to employees, including the CFO and other NEOs but not the CEO, based on exceptional individual performance. Our CEO's employment agreement provides an opportunity for him to earn up to 125% of his target cash bonus for over-delivery of his financial and strategic objectives. Even though our financial performance in 2022 was sufficient to provide for the funding of a "performance pool" and the Committee believed many of our employees, including each of our NEOs, delivered exceptional performance in 2022, the Committee determined that in light of our 2022 stock price performance and focus on free cash flow generation and leverage reduction, it was not appropriate to fund a "performance pool" in 2022. For the same reason, despite exceptional performance from our CEO and his over-delivery of the strategic objectives established for him by the Committee, the Committee elected to not award any additional or above-target bonus to our CEO for 2022.

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Long-Term Incentive Compensation
We make equity awards as part of our LTI compensation program under our Warner Bros. Discovery, Inc. Stock Incentive Plan (the "WBD Stock Incentive Plan"). We believe that delivering a substantial portion of an executive’s total direct compensation in equity awards helps to align our executives’ interests with those of our stockholders. In 2022, we made long-term equity awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time.
Annual LTI Review and New Hire/Contract Renewal Awards
The Committee generally considers LTI awards to the NEOs in two categories: annual awards, in the same process used for executive-level employees early each year in the Annual LTI Review, and special awards for newly-hired executives or in conjunction with promotion to a role with larger scope. The Committee made awards to Messrs. Wiedenfels, Campbell and Perrette as part of the 2022 Annual LTI Review which took place in February 2022. Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines performance metrics for each performance-based award to Mr. Zaslav at the time the award is made. Mr. Zeiler received WBD RSUs on April 8, 2022 upon the closing of the WarnerMedia Transaction in connection with the conversion of his AT&T RSUs. The Committee also made awards to Messrs. Wiedenfels, Campbell and Perrette in 2022 in connection with the entry into new employment agreements with each executive for roles with larger scope.
In the Annual LTI Review, as an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to each NEO other than the CEO, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units, as further described below.
For new hire and awards to recognize promotion, the Committee follows a similar process, referring to market data, as well as internal equity and the overall compensation terms of the agreement. The Committee determines a target amount expressed as a dollar value, which is then converted into a number of units, as further described below.
Timing of Awards. The Committee’s intent is to approve equity awards annually in February each year, with new hire and promotion grants made throughout the year in the Committee’s regular meetings. The Committee uses a consistent effective date for annual grants approved in February of the later of March 1 or two business days following the filing of the Company's Annual Report on Form 10-K. This allows a consistent grant date and vesting schedule for annual awards made to employees and provides for consistent annual grant timing.
For new hire and promotion grants made at other times throughout the year to employees other than the Section 16 Officers, the Committee has delegated authority for making such grants to the CEO and Chief People and Culture Officer within certain dollar and share limits. These awards are typically made on the 15th of each month and all awards made pursuant to such delegation are reported to the Committee at its next regular meeting. On occasion for administrative convenience, the Committee may make a grant with a future effective date, with the grant price set on the future effective date. For the awards to the NEOs and other Section 16 Officers who entered into new employment agreements in 2022, the Committee granted the awards in connection with execution of the applicable agreement, however all awards were unitized using our closing stock price on July 14, 2022 to ensure no executive was benefited or harmed by fluctuations in stock price.
Our practice of adopting a consistent date for annual and off-cycle grants is designed to avoid the possibility that we could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in our stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.
2022 Long-Term Incentive Awards to CEO
The design of Mr. Zaslav’s compensation in his employment agreement emphasizes stockholder alignment through tying the vast majority of his compensation to WBD equity and requiring substantial stock holdings. Mr. Zaslav received an award of 427,808 PRSUs on March 1, 2022 with a one-year performance period that ended on December 31, 2022. The 2022 PRSU awards to Mr. Zaslav consisted of:
■an award of 106,952 PRSUs, which vested at 93.7% on February 27, 2023 based on the Committee’s certification of the Company’s performance against the financial goals it established for these PRSUs - Revenue, Adjusted EBITDA, Adjusted Free Cash Flow and Year-End Paid DTC Subscribers; and

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■an award of 320,856 PRSUs, which vested at 100% on February 27, 2023 based on the Committee’s assessment of Mr. Zaslav’s performance versus the strategic goals it established for these PRSUs, which are more fully described below.
Performance vs. Financial Goals for PRSUs awarded to CEO in 2022
The performance against the financial goals established for the CEO’s 2022 PRSUs are set forth in the following tables. As with the ICP and cash bonuses to the CEO and CFO, the Committee used Discovery, Inc. performance for the first half of the year and combined WBD performance for the second half of the year.

	Target		Performance		Weighted Payout
H1 PRSU Performance ($ in millions)	Target Weighting	PRSU Target	2022	Performance against Target
Revenue	25%	$6,289	$6,097	96.9%	22.5%
Adjusted EBITDA	25%	$2,000	$2,128	106.4%	25.0%
Adjusted Free Cash Flow	25%	$818	$796	97.3%	22.7%
Year-End Paid Subscribers	25%	22	24	106.7%	25.0%
TOTAL	100.0%				95.2%

	Target		Performance		Weighted Payout
H2 PRSU Performance ($ in millions)	Target Weighting	PRSU Target	2022	Performance against Target
Revenue	20%	$23,199	$21,837	94.1%	16.1%
Adjusted EBITDA	30%	$5,680	$5,748	101.2%	30.0%
Adjusted Free Cash Flow	30%	$2,481	$2,383	96.0%	26.0%
Year-End Paid Subscribers	20%	95	96	101.1%	20.0%
TOTAL	100.0%				92.1%
Performance vs. Strategic Goals for PRSUs awarded to CEO in 2022
In February 2022, the Committee established the following strategic goals for the 2022 PRSU awards granted to the CEO in 2022. These strategic goals were intended to incentivize the CEO to take actions that would create long-term value for stockholders and provide a competitive advantage for WBD, and were also designed to complement the separate strategic goals for the CEO's 2022 cash bonus by focusing on content development, reach and engagement and human capital priorities. The strategic goals for the CEO's 2022 PRSU awards were:
■finalize and close the WarnerMedia Transaction (15%);
■design an effective organization structure and establish a best in class leadership team, make effective use of human capital;
■maintain momentum on DTC subscriber growth, retention and engagement; and
■develop new, and continue to improve in existing event programming and big swing content across brands, networks, platforms and geographies.
The Committee assessed Mr. Zaslav’s 2022 performance against these goals and determined that he met 100% of the strategic goals established for his 2022 PRSU awards. The Committee noted the CEO's tremendous leadership during an especially challenging year and specifically considered his actions to finalize and close the WarnerMedia Transaction in a mere 11 months, appoint a best-in-class leadership team across all corporate functions and creative roles, lay the foundation for the 2023 launch of the Company's combined streaming service, and continue to deliver compelling content across the Company's brands, networks, platforms and geographies.
Based on 2022 performance versus the metrics set forth above, the Committee certified the vesting of the 1-Year Target PRSUs granted to Mr. Zaslav at 98.4%. For the PRSUs that vested in February 2023, 70% of the shares were distributed at the time of vesting, and 30% will be distributed in 2024 subject to Mr. Zaslav’s continued employment and the other terms and conditions of the award.

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2022 Long-Term Incentive Awards to Other NEOs
For 2022, NEOs other than the CEO received grants of RSUs as part of the Annual LTI Review in February 2022 (Messrs. Wiedenfels, Campbell and Perrette), upon conversion of AT&T RSUs into WBD RSUs in connection with the closing of the WarnerMedia Transaction (Mr. Zeiler) and in connection with their entry into new employment agreements for roles with larger scopes of responsibility (Messrs. Wiedenfels, Campbell and Perrette). Stock options and PRSUs were not part of the awards granted during the Annual LTI Review in February 2022 because the terms of the transaction documents for the WarnerMedia Transaction prohibited the granting of stock options or PRSUs to legacy Discovery employees, other than the CEO, prior to closing.
The RSU awards granted to NEOs in 2022 have a four-year vesting schedule, vesting in four equal installments on each of the first four anniversaries of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. The following chart summarizes the equity awards made in 2022 to each NEO (other than the CEO).

NEO		2022 Target Amount or FMV	2022 LTI Awards
Gunnar Wiedenfels, CFO		$6,000,000	213,904 RSUs 146,736 RSUs
		$2,000,000
	Total value:	$8,000,000
Bruce L. Campbell, Chief Revenue and Strategy Officer		$4,500,000	160,428 RSUs 146,736 RSUs
		$2,000,000
	Total value:	$6,500,000
Jean-Briac Perrette, President and CEO, Global Steaming and Games		$4,400,000	156,863 RSUs 146,736 RSUs
		$2,000,000
	Total value:	$6,400,000
Gerhard Zeiler, President, International		$3,178,270	130,097 RSUs
	Total value:	$3,178,270

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Retirement Plans and Other Benefits

Retirement Benefits

Our U.S.-based NEOs generally participate in the same benefit plans on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Retirement Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs other than Mr. Zeiler. The eligible NEOs participate in these plans on the same terms and conditions as other eligible employees.
To encourage participation in the 401(k) plan, we make a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of matching contributions, subject to certain limits under applicable tax regulations. We do not make matching contributions into the SRP. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of their annual bonus awards into their SRP accounts. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.
We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in our 401(k) plan to save a proportionate amount for retirement and support the goals of providing competitive compensation packages to our employees.
Mr. Zeiler is employed in Austria and participates in the Company’s benefit plans and programs as offered to other Austria-based Company employees. Mr. Perrette was also employed in the U.K. for a portion of 2022 and participated in the Company's U.K. benefit plans and programs during his time in the U.K. Mr. Perrette relocated back to the U.S. during 2022 and has since transitioned to participating in our plans for U.S.-based employees.
For more information about the SRP, please refer to the 2022 Nonqualified Deferred Compensation Table under “Executive Compensation Tables” below.

Health, Welfare and Other Personal Benefits

The U.S.-based NEOs are eligible to participate in the health, welfare and fringe benefits we generally make available to our U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Mr. Zeiler is based in Austria and is eligible to participate in the health, welfare and fringe benefits we generally make available to our Austria-based regular full-time employees. Mr. Perrette was based in the U.K. for a portion of 2022 and participated in our U.K. benefits program during his time in the U.K. Mr. Perrette relocated back to the U.S. during 2022 and has since transitioned to participating in our plans for U.S.-based employees.
In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits	We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation costs, offering education and other allowances, providing tax equalization benefits, which are intended to maintain the executive’s out of pocket tax liabilities at the same level they would have been had the executive not been assigned to a foreign jurisdiction and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a “gross-up”). Mr. Perrette was assigned to the U.K. for a portion of 2022 and received tax preparation assistance and repatriation benefits. During 2022, Mr. Perrette was relocated back to the U.S. and received relocation benefits under our standard relocation policies.

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Aircraft Usage
To facilitate executive travel for our global media and entertainment business, we own and operate two corporate aircraft, lease a third dedicated corporate aircraft and also have an agreement with NetJets Inc. where we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft (collectively, "WBD Aircraft"). In 2022, as a result of the WarnerMedia Transaction and the subsequent expansion of our business operations, our executives and, in particular, our CEO, were required to frequently travel between the East and West coasts of the United States, as well as to other domestic and international locations. Per the terms of his employment agreement, Mr. Zaslav is permitted to utilize the WBD Aircraft for up to 250 hours of personal flight time each year. The first 125 hours are provided to him at the Company's expense, and, with respect to the second 125 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times the cost of fuel, as provided in the aircraft time-sharing agreement between the Company and Mr. Zaslav.
Family members may accompany Mr. Zaslav on authorized business flights on WBD Aircraft at no aggregate incremental cost to the Company. We typically provide a gross-up to Mr. Zaslav to cover taxes for imputed income arising when a family member accompanies him on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanies him to a business event in which attendance by a spouse is customary and serves our business interests).

Home Office Expenses, Security Expenses & Car Allowance
We provide Mr. Zaslav with home office audio-visual and computing equipment and reimburse Mr. Zaslav for limited home office expenses, including Internet access. We also provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement, and we provide personal security services to ensure Mr. Zaslav's safety.
For more information regarding the perquisites provided in 2022 to each NEO, please refer to the “All Other Compensation” column of the 2022 Summary Compensation Table.

Other Compensation-Related Matters
Risk Considerations in our Compensation Programs
In view of the current economic and financial environment, the Committee has reviewed the design and operation of our incentive compensation arrangements. The Committee has determined that these arrangements do not provide our employees with incentive to engage in business activities or other actions that would threaten our value or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on us. The outside consultants to the Committee, Pay Governance and Croner, assisted the Committee in its risk assessment of our executive compensation programs in meetings throughout 2022 and advised the Committee in reaching this conclusion as to those plans.
Executive Stock Ownership Policy
We have a robust executive stock ownership policy that applies to each of the NEOs. The policy requires each NEO to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO*	6X	5 years
Other NEOs	2X	5 years
*    Mr. Zaslav is also required to hold an additional 1,500,000 shares of common stock pursuant to his employment agreement.

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The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested or unexercised stock options, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.
In December of 2022, the Committee reviewed the NEOs’ progress toward meeting the requirements of the executive stock ownership policy. Each of the NEOs at the time of the review had met or was on track to meet their respective stock holding requirements. Please see "Stock Ownership—Security Ownership of Management" on beginning on page 89 for additional information on the stock ownership of our CEO and other NEOs.
Clawback Policy
All of our employees are subject to our compensation “clawback” policy. Under this policy, in addition to any other remedies available to us (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, we may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from us in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee adopted this policy as a further deterrent to fraudulent activity. The Company will update its clawback policy to comply with the relevant Nasdaq listing standards, once finalized.
Hedging and Derivative Trading Transactions
Our insider trading policy prohibits employees, including the NEOs, and our directors from engaging in certain derivative transactions. Specifically, they may not, at any time:
■trade in any public puts, calls, covered calls or other derivative products involving Company securities; or
■engage in short sales of Company securities.
Hedging of our stock by the NEOs is only permitted with the prior approval of our General Counsel. In 2022, none of our NEOs engaged in any hedging transactions.
Impact of the Most Recent Say on Pay Vote
At our annual meeting of stockholders held on June 18, 2020 (the “2020 Annual Meeting”), we held an advisory vote on executive compensation, or “Say on Pay” vote, and a majority of stockholders voted in favor of our executive compensation program at that meeting. Stockholders previously voted in concurrence with the Board’s recommendation to hold future “Say on Pay” votes every three (3) years, meaning the next “Say on Pay” vote will take place at the 2023 Annual Meeting of Stockholders. See "Proposal Three—Advisory Vote to Approve Named Executive Officer Compensation ("Say on Pay") on page 79 for additional information on the 2023 "Say on Pay" vote.
Our executive compensation program is designed to pay for performance and effectively balance executive and stockholder interests. The Committee considered the outcome of the “Say on Pay” vote from the 2020 Annual Meeting, and continues to believe that our executive compensation structure, which includes long-term agreements with each of our NEOs and delivers a significant majority of NEO compensation in performance-based vehicles, is effective in meeting our compensation objectives.
While the Committee has maintained its overall compensation philosophy since the 2020 Annual Meeting, it recognized the opportunity to set a go-forward executive compensation program for a larger, more multifaceted organization. Based on detailed consideration and the feedback it received from stockholders during its 2022 engagement efforts, the Committee is implementing several elements that stockholders recommended in its 2023 executive compensation program, as described on page 63 "Looking Ahead: 2023 Executive Compensation Changes". In addition, the Committee recommended to the WBD Board, and the WBD Board is recommending to stockholders that future "Say on Pay" advisory votes take place every year. See "Proposal Four—Advisory Vote on the Frequency of Future "Say on Pay" Votes" on page 80.

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Looking Ahead: 2023 Executive Compensation Program
During the fall of 2022, our Board Chair and the Chair of the Committee met with several of our largest stockholders, as further described on page 49 above. The Committee also met several times with its independent compensation consultants to ascertain how it might adjust the Company's executive compensation program for 2023 in order to better align with stockholder expectations and compensation best practices. The Committee ultimately decided to implement the following changes for the 2023 Executive Compensation Program:
■Reintroduced stock options for NEOs (other than the CEO who received an option grant upon execution of his employment agreement) to provide an element of executive compensation that is directly tied to stock price appreciation;
■Reintroduced PRSUs for NEOs (other than the CEO, who already receives PRSUs annually pursuant to his employment agreement) that will be earned based on Company performance against a designated financial metric over a one-year performance period (2023) and the Company's relative TSR, as compared to its peers in the S&P 500 Media and Entertainment Index, over a three-year period (2023-2025). This element will incent short-term financial performance while also rewarding stock price appreciation relative to peers; and
■Differentiated the financial metrics being used in the 2023 annual cash bonus programs for the NEOs and the CEO and CFO and the metrics being used in the 2023 LTI program, to incent our leadership team to deliver across several key financial objectives.
The Committee is also very cognizant of the importance for the Company's long-term financial health to reduce its leverage. In furtherance of these objectives, on March 6, 2023, the Committee announced its decision to implement an incremental incentive compensation program designed to promote and reward achievement of the Company’s initiatives with regard to increasing free cash flow and reducing leverage. As part of this program, in addition to our normal annual awards of equity-based incentive compensation awards, in 2023 the Committee determined it would do the following:
■make approximately $11.75 million of one-time, non-recurring grants of PRSUs to certain of our executive officers, including each of our NEOs (other than our CEO), as well as to select other executives with functional responsibility for cash flow management, debt reduction and synergy achievement;
■establish a separate pool of approximately $15 million of RSUs to recognize other employees throughout the organization, whose retention and efforts are also important to the overall success of the Company and these initiatives; and
■amend our CEO's employment agreement to, among other things:
■create upside potential (up to 200% of target) on his annual PRSU awards in 2023, 2024 and 2025 for over-delivery of a specific financial metric to be determined by the Committee each year. For 2023, the selected metric will be adjusted free cash flow;
■provide an additional grant of $11.5 million of PRSUs in 2023, 2024 and 2025 which will be based on a financial metric and could be earned at 200% of target for over-performance. For 2023 this metric will be adjusted free cash flow;
■shift the CEO's annual cash bonus mix, beginning in 2023, from 50% financial/50% strategic to 70% financial/30% strategic;
■provide flexibility for the Committee to set a one- or two-year performance period for his PRSU grants in 2023, 2024 and 2025; and
■shift the distribution schedule for the CEO's annual PRSUs and additional PRSUs to provide that 70% of any earned awards will be distributed at vesting, with the remaining 30% not distributed until the earlier to occur of three years after vesting or six months following his termination.
For additional information on these changes, please see the Company's Current Report on Form 8-K filed with the SEC on March 6, 2023. The March 2023 changes to our executive compensation program are designed to further incentivize the Company’s employees, including members of our leadership team and others whose efforts are critical to achieving the key near-term financial objectives of increased free cash flow and reduced leverage. The Committee and the Board believe that these additional incentives offer a more competitive package against the backdrop of ongoing industry-wide transformation and economic headwinds, and better position the Company to advance core drivers of stockholder value.

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Executive Compensation Tables
The following tables set forth compensation information for our NEOs.
2022 Summary Compensation Table
The following Summary Compensation Table provides information concerning the 2022 compensation of our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2022) (“named executive officers” or “NEOs”). Information is only included for Mr. Zeiler for those years within the last three fiscal years in which he was an NEO. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
David M. Zaslav President and Chief Executive Officer	2022	3,057,692			12,025,683	1,448,138	21,831,456	925,489	(6)	39,288,458
	2021	3,000,000	4,400,000		13,165,436	202,889,764	22,000,000	1,118,281		246,573,481
	2020	3,000,000			12,501,020	—	21,799,921	409,521		37,710,462
Gunnar Wiedenfels Chief Financial Officer	2022	1,952,996			8,061,276	—	3,472,000	18,342		13,504,614
	2021	1,682,761			2,194,259	2,791,808	4,632,970	17,667		11,319,466
	2020	1,195,267			1,823,081	1,518,050	2,359,282	17,442		6,913,122
Bruce L. Campbell Chief Revenue and Strategy Officer	2022	2,386,815			6,558,066	—	4,780,000	19,164		13,744,045
	2021	1,927,247			2,194,259	2,791,808	5,690,558	18,723		12,622,595
	2020	1,898,924			1,666,825	1,387,929	4,152,113	18,640		9,124,431
Jean-Briac Perrette(7) CEO and President, Global Streaming and Games	2022	2,337,916			6,861,378	—	4,780,000	95,904	(8)	14,075,198
	2021	2,184,711			2,194,259	2,791,808	5,900,498	3,580		13,429,240
	2020	2,012,056			1,823,081	1,518,050	4,695,645	367,922		10,416,754
Gerhard Zeiler*(9) President, International	2022	1,330,813	2,946,504	(10)	3,178,270	—	2,734,429	77,573		10,267,589
*    Partial year. Mr. Zeiler joined the Company on April 8, 2022 upon completion of the WarnerMedia Transaction.
(1)The dollar amounts in this column represent the actual salary amount that each NEO received in 2022. Amounts may vary from salary amounts stated in their respective employment agreements due to increases from Annual Base Salary Review (as discussed in the CD&A) as well as timing of payments made under our normal payroll practices.
(2)The amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs for each of the applicable fiscal years. For each of the PRSU and RSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were fully vested and issued on the grant date. See Note 15 to our 2022 Form 10-K for information regarding the value determination of the PRSU awards. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the 2022 Grants of Plan-Based Awards table for additional information on PRSU and RSU awards made in 2022.
(3)The amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to option awards granted to our NEOs for each of the applicable fiscal years. We calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our 2022 Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(4)These amounts reflect the cash performance awards earned by the applicable NEO for 2022. These amounts were calculated as described in the CD&A beginning on page 43.

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(5)The table below outlines payments made on behalf of the NEOs under our U.S. benefit plans in 2022. For more information regarding these benefits, please see “NEO Compensation in 2022—Retirement Plans and Other Benefits” beginning on page 60 in the CD&A.

		Disability/Long Term Care ($)	Matching Contributions
	Basic Life ($)		401(k) ($)	SRP ($)
Mr. Zaslav	636	6,474	13,725	0
Mr. Wiedenfels	636	3,981	13,725	0
Mr. Campbell	636	5,043	13,485	0
Mr. Perrette	220	519	0	0
Mr. Zeiler	2,457	1,309	0	0
In addition to the U.S. benefits described above, we made payments (i) on behalf of Mr. Perrette as follows: $2,148 for U.K. life assurance, $1,973 for disability insurance and $2,049 for a U.K. pension plan and (ii) on behalf of Mr. Zeiler as follows: $65,670 for an Austrian pension plan.
(6)The amount reported includes $16,800 for a car allowance and $50,462 for personal security services. This amount also includes $825,675 for personal use of WBD Aircraft (including family travel for which Mr. Zaslav is not provided a tax gross-up) and $11,718 for tax gross-ups associated with business associate and spousal travel at the request of the Company that is considered business use. See “NEO Compensation in 2022—Retirement Plans and Other Benefits—Aircraft Usage” on page 61 in the CD&A for more information regarding our policies for Mr. Zaslav’s use of the WBD Aircraft.
(7)Mr. Perrette was based in the U.K. for a portion of 2022. To the extent Mr. Perrette was paid in British pounds, we converted such amounts to United States dollars using a conversion rate of 1.23, which is the average of the monthly Bloomberg spot rates as of the second business day prior to each month end during 2022. This may not have been the conversion rate in effect at the time the payments were made to Mr. Perrette.
(8)During 2022, Mr. Perrette was relocated back to the U.S. and received relocation benefits under our standard relocation policies. This amount includes $37,485 for tax services, $110,715 for relocation services and $89,209 for associated tax gross-ups. The Company also provided tax equalization payments for Mr. Perrette, which resulted in a refund to the Company of $148,414.
(9)Mr. Zeiler is based in Austria and his salary is denominated in Euros. To the extent Mr. Zeiler is paid in Euros, we converted such amounts to United States dollars using a conversion rate of 1.05, which is the average of the monthly Bloomberg spot rates as of the second business day prior to each month end during 2022. This may not have been the conversion rate in effect at the time the payments were made to Mr. Zeiler.
(10)The amount reported in this column for Mr. Zeiler represents a retention bonus awarded to Mr. Zeiler by WarnerMedia prior to the closing of the WarnerMedia Transaction that became payable to him by WBD 90 days after the closing of the WarnerMedia Transaction.

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2022 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target(1) ($)		Maximum(2) (#)		Threshold (#)		Target (#)		Maximum (#)
D. Zaslav WBD Common Stock			0	22,000,000		27,500,000
	1/3/2022	5/16/2021													198,132	(3)	37.43	1,448,138
	3/1/2022	2/28/2022						256,685	(4)	320,856	(4)							9,019,262
	3/1/2022	2/28/2022						53,476	(5)	106,952	(5)							3,006,421
G. Wiedenfels			0	3,500,000		8,750,000
WBD Common Stock	3/1/2022	2/28/2022											213,904	(6)				6,012,841
	7/15/2022	5/3/2022											146,736	(7)				2,048,435
B. Campbell WBD Common Stock			0	5,000,000		12,500,000
	3/1/2022	2/28/2022											160,428	(6)				4,509,631
	7/15/2022	5/3/2022											146,736	(7)				2,048,435
J. Perrette WBD Common Stock			0	5,000,000		12,500,000
	3/1/2022	2/28/2022											156,863	(6)				4,409,419
	8/3/2022	5/3/2022											146,736	(7)				2,451,959
Gehard Zeiler WBD Common Stock			0	3,031,518	(8)	7,578,795	(8)
	4/8/2022	4/8/2022											130,097	(9)				3,178,270
(1)These amounts reflect the possible payouts with respect to awards of annual cash bonus for performance in 2022. Each of the foregoing bonuses are subject to the Compensation Committee’s authority to exercise “downward discretion.” The amounts of annual cash bonus awards actually paid for performance in 2022 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2022 Summary Compensation Table. For more information regarding the terms of these annual cash bonus awards, please see “Compensation Discussion and Analysis—NEO Compensation in 2022—Annual Cash Bonus Awards,” beginning on page 52.
(2)Amounts in excess of this maximum may be paid by the Committee on a discretionary basis.
(3)These amounts represent stock options that will vest 25% per year for four years beginning on May 16, 2023, and which will expire on January 3, 2029.
(4)These amounts represent PRSU awards. The PRSUs vest if Mr. Zaslav achieves certain one-year strategic performance goals, which the Compensation Committee certified were achieved at 100% in February 2023. Of the grant, 70% was distributed on February 27, 2023 and 30% will be distributed on January 6, 2024, assuming Mr. Zaslav continues to be employed by us. For more information regarding these awards, please see “Compensation Discussion and Analysis— NEO Compensation in 2022—Long-Term Incentive Compensation.”
(5)These amounts represent PRSU awards. The PRSUs vest if WBD achieves certain one-year financial performance targets. In February 2023, the Compensation Committee certified that, based on WBD’s performance, these PRSUs would vest at 93.7%. Of the amount that vested, 70% was distributed on February 27, 2023 and 30% will be distributed on January 6, 2024, assuming Mr. Zaslav continues to be employed by us. For more information regarding these awards, please see “Compensation Discussion and Analysis—NEO Compensation in 2022—Long-Term Incentive Compensation.”
(6)These amounts represent RSUs that will vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date.
(7)These amounts represent RSUs that will vest in three substantially equal installments on the first, second, and third anniversaries of the grant date.
(8)Mr. Zeiler's compensation is paid in Euros. Therefore, financial performance of Mr. Zeiler’s bonus payout was determined in Euros. Those amounts were then converted into United States dollars at the rate of 1.05 United States dollars per Euro, which is the average of the monthly Bloomberg spot rates as of the second business day prior to each month end during 2022. See “Compensation Discussion and Analysis—NEO Compensation in 2022—Annual Cash Bonus Awards” on page 52 for more information on the determination of Mr. Zeiler’s bonus payout.
(9)These amounts represent RSUs that were converted as of the closing of the WarnerMedia Transaction, pursuant to the terms of the transaction documents. They will vest in various installments on each of March 15, 2023, March 15, 2024, and March 15, 2025.

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Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(1)
D. Zaslav WBD Common Stock
	2,252,981	182,674	(2)	$27.35	7/16/2025	30,291	(17)(18)	287,159
	1,879,643	331,701	(3)	$28.72	7/16/2025	91,204	(17)(19)	864,614
	1,724,324	431,080	(4)	$30.15	7/16/2025	84,858	(17)(20)	804,454
	1,675,418	718,036	(5)	$31.66	7/16/2025	28,286	(17)(21)	268,151
	1,100,043	471,446	(6)	$33.24	7/16/2025	320,856	(17)(22)	3,041,715
	692,510	296,789	(6)	$33.24	7/16/2025	106,952	(17)(23)	1,013,905
	408,821	1,226,463	(7)	$35.65	5/16/2028
	0	1,519,414	(8)	$37.43	5/16/2028
	0	1,557,685	(9)	$39.30	5/16/2028
	0	1,603,292	(10)	$41.27	5/16/2028
	0	1,682,083	(11)	$43.33	5/16/2028
	0	1,360,127	(12)	$35.65	5/16/2028
	0	1,421,234	(13)	$37.43	5/16/2028
	0	1,401,917	(14)	$39.30	5/16/2028
	0	1,270,188	(15)	$41.27	5/16/2028
	0	1,322,488	(16)	$43.33	5/16/2028
	0	198,132	(8)	$37.43	1/3/2029
G. Wiedenfels WBD Common Stock	40,001	0		$26.21	5/22/2024	20,589	(27)	195,184
	50,741	0		$24.06	3/1/2025	47,528	(28))	450,565
	46,296	46,296	(24)	$29.08	3/1/2026	28,287	(29)	268,161
	50,134	100,268	(25)	$25.70	2/28/2027	213,904	(30)	2,027,810
	32,636	97,910	(26)	$58.18	3/1/2028	146,736	(31)	1,391,057
B. Campbell WBD Common Stock	202,962	0		$24.06	3/1/2025	18,824	(27)	178,452
	84,656	42,328	(24)	$29.08	3/1/2026	43,455	(28)	411,953
	91,673	91,673	(25)	$25.70	2/28/2027	28,287	(29)	268,161
	32,636	97,910	(26)	$58.18	3/1/2028	153,078	(36)	1,451,179
						140,014	(32)	1,327,333
J. Perrette WBD Common Stock	54,969	0		$24.06	3/1/2025	46,687	(33)	442,593
	46,296	46,296	(24)	$29.08	3/1/2026	20,589	(27)	195,184
	50,134	100,268	(25)	$25.70	2/28/2027	47,528	(28)	450,565
	32,636	97,910	(26)	$58.18	3/1/2028	28,287	(29)	268,161
						156,863	(30)	1,487,061
						146,736	(34)	1,391,057

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	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(1)
G. Zeiler WBD Common Stock
					130,097	(35)	1,233,320
(1)For RSUs and PRSUs, the value is calculated based on the grant amount and assumes target performance for PRSUs.
(2)This award vested 25% on January 2, 2020, 25% on January 2, 2021 and 25% on January 2, 2022. On April 8, 2022, upon the closing of the WarnerMedia Transaction, 70% of the then-remaining unvested portion of this award vested. The award became fully vested on January 2, 2023.
(3)This award vested 25% on January 2, 2021 and 25% on January 2, 2022. On April 8, 2022, upon the closing of the WarnerMedia Transaction, 70% of the then-remaining unvested portion of this award vested, leaving 30% still unvested. Of that unvested 30% portion, 50% vested on January 2, 2023 and 50% will vest on December 31, 2023.
(4)33% of this award vested on January 2, 2022. On April 8, 2022, upon the closing of the WarnerMedia Transaction, 70% of the then-remaining unvested portion of this award vested, leaving 30% still unvested. Of that unvested 30% portion, 50% vested on January 2, 2023 and 50% will vest on December 31, 2023.
(5)On April 8, 2022, upon the closing of the WarnerMedia Transaction, 70% of this award vested, leaving 30% still unvested. Of that unvested 30% portion, 50% vested on January 2, 2023 and 50% will vest on December 31, 2023.
(6)On April 8, 2022, upon the closing of the WarnerMedia Transaction, 70% of this award vested, leaving 30% still unvested. The remaining unvested 30% of this award will vest on December 31, 2023.
(7)This award vested 25% on May 16, 2022 and will vest 25% on each of May 16, 2023, May 16, 2024 and May 16, 2025.
(8)This award vests 25% annually over four years beginning on May 16, 2023.
(9)This award vests 33% on May 16, 2024 and May 16, 2025 and 34% on May 16, 2026.
(10)This award vests 50% on May 16, 2025 and May 16, 2026.
(11)This award vests 100% on May 16, 2026.
(12)This award vests 25% annually over four years beginning on January 1, 2024.
(13)This award vests 25% on January 1, 2025, January 1, 2026, January 1, 2027, and December 31, 2027.
(14)This award vests 33% on January 1, 2026 and January 1, 2027 and 34% on December 31, 2027.
(15)This award vests 50% on January 1, 2027 and 50% on December 31, 2027.
(16)This award vests 100% on December 31, 2027.
(17)These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—NEO Compensation in 2022—Long-Term Incentive Compensation.”
(18)These amounts represent PRSUs granted to Mr. Zaslav on February 28, 2020, with a performance period that expired December 31, 2020. In February 2021, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 99.64%, with 50% of the units distributed in February 2021, 25% distributed in January 2022 and the remaining 25% distributed in January 2023.
(19)These amounts represent PRSUs granted to Mr. Zaslav on February 28, 2020, with a performance period that expired December 31, 2020. In February 2021, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2021, 25% distributed in January 2022 and the remaining 25% distributed in January 2023.
(20)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2021 with a performance period that expired December 31, 2021. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2022, 25% distributed in January 2023 and the remaining 25% to be distributed in January 2024.
(21)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2021, with a performance period that expired December 31, 2021. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2022, 25% distributed in January 2023 and the remaining 25% to be distributed in January 2024.
(22)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2022 with a performance period that expired December 31, 2022. In February 2023, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 70% of the units distributed in February 2023, and the remaining 30% to be distributed in January 2024.
(23)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2022, with a performance period that expired December 31, 2022. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 93.67%, with 70% of the units distributed in February 2023, and the remaining 30% to be distributed in January 2024.
(24)These stock options vest in four equal annual installments beginning March 1, 2020, the first anniversary of the grant date.
(25)These stock options vest in four equal annual installments beginning February 28, 2021, the first anniversary of the grant date.
(26)These stock options vest in four equal annual installments beginning March 1, 2022, the first anniversary of the grant date.
(27)These RSU awards vested 33% on March 1, 2021, 33% on March 1, 2022 and 34% on March 1, 2023.
(28)These RSU awards vested 33% on February 28, 2022, 33% on February 28, 2023 and will vest 34% on February 28, 2024.
(29)These RSU awards vested 25% on March 1, 2022, 25% on March 1, 2023, and will vest 25% on each of March 1, 2024 and March 1, 2025.
(30)These RSU awards vested 25% on March 1, 2023, and will vest 25% on each of March 1, 2024, March 1, 2025 and March 1, 2026.
(31)This RSU award will vest in three substantially equal installments on July 11, 2023, July 11, 2024 and July 11, 2025.
(32)On December 28, 2022, 6,722 RSUs from the overall award of 146,736 RSUs were withheld to pay for FICA taxes. The remaining 140,014 RSUs will vest in three substantially equal installments on July 9, 2023, July 9, 2024 and July 9, 2025.
(33)This RSU award vested 33% on July 1, 2021, 33% on July 1, 2022 and will vest 34% on July 1, 2023.
(34)This RSU award will vest in three substantially equal installments on August 2, 2023, August 2, 2024 and August 2, 2025.
(35)This RSU award vested approximately 50% on February 15, 2023 and will vest 32% on February 15, 2024 and 18% on February 15, 2025.
(36)On December 28, 2022, 7,350 RSUs from the overall award of 160,428 RSUs were withheld to pay for FICA taxes. Of the remaining 153,078 RSUs, 25% vested on March 1, 2023, and 25% will vest on each of March 1, 2024, March 1, 2025 and March 1, 2026.

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Option Exercises and Stock Vested in 2022

	Option awards			Stock awards
Name	Number of shares acquired on exercise (#)		Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(2)
D. Zaslav
Discovery, Inc. Series A Common Stock	451,985	(3)	1,505,110
Discovery, Inc. Series C Common Stock	451,985	(3)	1,708,503
WBD Common Stock(4)				631,126	(5)	16,496,186
G. Wiedenfels
WBD Common Stock(4)				73,791	(6)	2,072,860
B. Campbell
WBD Common Stock(4)				136,570	(7)	3,582,855
J. Perrette
WBD Common Stock(4)				122,224	(8)	2,787,258
G. Zeiler
WBD Common Stock(4)				0		0
(1)Represents the value of cash and stock actually received upon exercise of the applicable SARs and stock options listed in the corresponding column of the table. For SARs, the value was computed by determining the difference between: (i) the average closing price of the underlying Discovery Series A common stock or Series C common stock (as applicable) on the 10 days preceding and including the award grant date and the 10 days following the award grant date and (ii) the average closing price of the underlying Discovery Series A common stock or Series C common stock (as applicable) on the 10 days preceding and including the exercise date and the 10 days following the exercise date. In connection with the WarnerMedia Transaction, each issued and outstanding share of Discovery Series A common stock and Discovery Series C common stock was reclassified and automatically converted into one share of WBD common stock.
(2)Represents the value realized upon RSU and PRSU vesting and distributions listed in the corresponding column of the table, using the closing market price of our common stock on the vesting or distribution date (as applicable).
(3)Represents the vesting and automatic exercise of Mr. Zaslav’s January 2, 2018 SARs grant.
(4)WBD Common Stock as used herein includes Discovery Series A common stock during the period from January 1, 2022 through April 8, 2022 and WBD Series A common stock during the period from April 12, 2022 through December 31, 2022
(5)Represents the distribution of Mr. Zaslav’s 127,075 shares of Discovery Series A common stock from his February 23, 2017 PRSU grant; 154,194 shares of Discovery Series A common stock from his March 1, 2018; 85,840 shares of Discovery Series A common stock from his March 1, 2019 PRSU grant; 29,377 shares of Discovery Series A common stock from his March 18, 2019 PRSU grant; 121,496 shares of Discovery Series A common stock from his February 28, 2020 PRSU grant; and 113,144 shares of Discovery Series A common stock from his March 1, 2021 PRSU grant.
(6)Represents the vesting of RSUs granted to Mr. Wiedenfels on March 1, 2018, March 1, 2019, February 28, 2020, and March 1, 2021.
(7)Represents the vesting of RSUs granted to Mr. Campbell on March 1, 2018, March 1, 2019, February 28, 2020, and March 1, 2021. Additionally, this represents the vesting of RSUs granted on March 1, 2022 and July 15, 2022 that were distributed for taxes due to retirement eligibility.
(8)Represents vesting of RSUs granted to Mr. Perrette on March 1, 2018, February 4, 2019, March 1, 2019, February 28, 2020, and March 1, 2021.

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2022 Nonqualified Deferred Compensation(1)

Name	Executive contributions in last FY ($)		Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
D. Zaslav	—		—	965,365	—	73,712,751	(3)
G. Wiedenfels	—		—	(547,950)	—	2,745,766	(4)
B. Campbell	242,427	(2)	—	(1,330,768)	—	7,180,588	(5)
J. Perrette	—		—	(420,499)	—	2,098,964	(6)
G. Zeiler	—		—	—	—	—
(1)This table provides information with respect to the SRP for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—2022 NEO Compensation—Retirement Benefits” above.
(2)This amount is also reported under “Salary” for 2022 in the 2022 Summary Compensation Table.
(3)$41,895,169 of this amount was reported as compensation to Mr. Zaslav in our Summary Compensation Tables for previous years.
(4)$2,034,602 of this amount was reported as compensation to Mr. Wiedenfels in our Summary Compensation Tables for previous years.
(5)$4,220,340 of this amount was reported as compensation to Mr. Campbell in our Summary Compensation Tables for previous years.
(6)$1,401,446 of this amount was reported as compensation to Mr. Perrette in our Summary Compensation Tables for previous years.
Potential Payments upon Termination or Change in Control
The following table and accompanying narrative disclosures summarize the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Similarly, amounts that could be recognized under equity awards that were vested as of December 31, 2022 are not included below, as the treatment of the vested awards for our NEOs is identical to the treatment afforded all employees under the termination scenarios described in this section.
In the event of a change of control, there is a double trigger on potential payments to the NEOs (other than the CEO), requiring both a change of control and an involuntary termination without cause or voluntary termination for good reason occurring within 12 months of the change of control. Under no circumstances would any of the NEOs be eligible for a post-termination payment if they were terminated for "cause." Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “Defined Terms Used in this Section” below.
The quantitative examples provided in the table below assume:
■the applicable NEO ceased to be employed by WBD as of the close of business on December 31, 2022;
■the applicable NEO (other than the CEO) was eligible to receive their standard 2022 cash bonus (cash bonus target times Company performance, no performance pool allocation or other discretionary amounts) in all scenarios because the terms of our ICP and other cash bonus programs provide that cash bonus awards are deemed to be earned if the individual is employed on December 31, 2022;
■for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and $9.48 the closing price of our common stock on December 30, 2022, the last trading day of the year;
■For PRSU/RSU awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested PRSUs/RSUs granted by $9.48, the closing price of our common stock on December 30, 2022, the last trading day of the year;
■no NEO met the definition of “retirement” in the applicable agreements and plans as of December 31, 2022;
■all accrued salary at that assumed termination date was previously paid; and
■all accrued vacation for 2022 was used.

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Quantification of Payments Upon Termination or Change in Control
The table below summarizes the potential benefits that would have been paid to each of the NEOs had his employment been terminated under any of the circumstances noted as of December 31, 2022. Please see "Defined Terms Used in this Section" for additional information. The summary provided below is qualified in its entirety by reference to the full text of the applicable NEO employment agreement, each of which is filed as an exhibit to the 2022 Form 10-K.

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Voluntary Termination Within 30 Days after 31st Day Following Change in Control ($)
D. Zaslav
Base Salary	0	0	0	6,000,000	6,000,000	6,000,000	6,000,000
Bonus	21,824,000	21,824,000	21,824,000	45,824,000	45,824,000	45,824,000	45,824,000
Stock Options	0	0	0	0	0	0	0
PRSUs	0	6,279,998	6,279,998	6,279,998	6,279,998	6,279,998	6,279,998
Cobra Premiums	0	27,331	44,033	27,331	27,331	27,331
Total	21,824,000	28,131,329	28,148,031	58,131,329	58,131,329	58,131,329	58,103,998
G. Wiedenfels
Base Salary	0	0	0	4,000,000	4,000,000	4,000,000	0
Bonus	3,472,000	3,472,000	3,472,000	7,000,000	7,000,000	7,000,000	0
Stock Options	0	0	0	0	0	0	0
RSUs	0	4,332,777	4,332,777	1,945,913	1,945,913	4,332,777	0
Cobra Premiums	0	0	63,893	39,658	39,658	39,658	0
Repatriation	0	191,400	191,400	191,400	191,400	191,400	0
Total	3,472,000	7,996,177	8,060,070	13,176,971	13,176,971	15,563,835	0
B. Campbell
Base Salary	—	—	—	5,000,000	5,000,000	5,000,000	—
Bonus	4,780,000	4,780,000	4,780,000	10,000,000	10,000,000	10,000,000	—
Stock Options	—	—	—	—	—	—	—
RSUs	2,778,512	3,637,078	3,637,078	3,637,078	3,637,078	3,637,078	—
Cobra Premiums	—	—	63,893	39,658	39,658	39,658	—
Total	7,558,512	8,417,078	8,480,971	18,676,736	18,676,736	18,676,736	—
J. Perrette
Base Salary	0	0	0	5,000,000	5,000,000	5,000,000	0
Bonus	4,780,000	4,780,000	4,780,000	10,000,000	10,000,000	10,000,000	0
Stock Options	0	0	0	0	0	0	0
RSUs	0	4,234,621	4,234,621	1,675,539	1,675,539	4,234,621	0
Cobra Premiums	0	0	61,218	37,998	37,998	37,998	0
Total	4,780,000	9,014,621	9,075,839	16,713,537	16,713,537	19,272,619	0
G. Zeiler
Base Salary	0	0	0	3,406,200	3,406,200	3,406,200	0
Bonus	2,734,429	2,734,429	2,734,429	6,063,036	6,063,036	6,063,036	0
RSUs	1,233,320	1,233,320	1,233,320	1,233,320	1,233,320	1,233,320	0
Cobra Premiums	0	0	45,198	28,054	28,054	28,054	0
Total	3,967,749	3,967,749	4,012,947	10,730,610	10,730,610	10,730,610	0

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Defined Terms Used in this Section
The descriptions of potential payments upon termination or change of control set forth above utilize certain terms that are defined in our 2013 Incentive Plan, our WBD Stock Incentive Plan, our Incentive Compensation Program, and in each of the individual employment agreements with our NEOs. Set forth below is a summary of the defined terms referred to in this section.
Defined Terms from 2013 Incentive Plan and WBD Stock Incentive Plan
Under each NEO’s respective award agreement and our standard form of award agreement, a “Change in Control” means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Incentive Plan or WBD Stock Incentive Plan, as applicable, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date. The meanings of those terms, under the 2013 Incentive Plan and WBD Stock Incentive Plane are as follows:
■“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.
■“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
■“Control Purchase” under the 2013 Incentive Plan means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chair of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.
■"Control Purchase" under the WBD Stock Incentive Plan means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

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Defined Terms from Incentive Compensation Program (“ICP”)
■“Cause” means (i) the conviction of, or nolo contendere to guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to the executive’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; (vii) willful misconduct in connection with the performance of Executive’s duties; and (vii) any other conduct that constitutes Cause under the Company’s policies and procedures.
Defined Terms from Mr. Zaslav's Employment Agreement
■“Cause” means (i) gross neglect, willful malfeasance or willful gross misconduct in connection with Mr. Zaslav’s employment which has had a material adverse effect on the business, unless he reasonably believed in good faith that such act or non-act was in or not opposed to the best interests of the Company; (ii) conviction or plea of guilty or nolo contendere to, or failure to defend against, a felony; (iii) substantial and continuous refusal by Mr. Zaslav to perform his duties or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics); (iv) material breach of the restrictive covenants in Mr. Zaslav’s employment agreement; (v) violation of any policy of the Company that is generally applicable to all employees or all officers or the Company’s code of conduct, that Mr. Zaslav knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; or (vi) Ms. Zaslav’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices. The “Cause” definition includes a requirement of notice and certain opportunities to cure.
■“Good Reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than 40 miles away from his primary office location immediately prior to such relocation and is further away from his residence; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.
■“Change in Control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance of voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, (B) within any 12 month period, incumbent directors (those persons serving as members of the Board at the beginning of the applicable 12-month period and any other person nominated for election or elected to the Board by a majority of the persons then serving on the Board who are treated as Incumbent Directors, unless such person’s election, or nomination for election, to the Board was as a result of, or in connection with, a proxy contest) shall cease to constitute a majority of the members of the Board; (C) any person, including a group as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other (i) than Advance/Newhouse Programming Partnership (individually and with its affiliates) or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall acquire stock representing 33% or more of the combined voting power of the voting securities of the Company; or (D) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5). Mr. Zaslav’s employment agreement specifically excluded the WarnerMedia Transaction, but not subsequent events, from the definition of Change in Control.

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Defined Terms from Mr. Wiedenfels’ Employment Agreement
■"Cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics or the Company's other written policies; (iv) improper conduct substantially prejudicial to the Company’s business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties. “Cause” also includes him materially neglecting his duties or engaging in other conduct that breaches his employment agreement, subject to a one-time notice and cure opportunity.
■“Good Reason” means the occurrence of any of the following events without Mr. Wiedenfels’ consent: (a) a material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.
Defined Terms from Mr. Campbell’s Employment Agreement
■“Cause” generally has the same meaning as in Mr. Wiedenfels’ employment agreement.
■“Good Reason” generally has the same meaning as in Mr. Wiedenfels' employment agreement, but does not include the removal of legal and/or consumer products and experiences divisions from Mr. Campbell's duties or responsibilities.
Defined Terms from the Mr. Perrette’s Employment Agreement
■“Cause” generally has the same meaning as in Mr. Wiedenfels’ employment agreement.
■“Good Reason” means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the Los Angeles, CA metropolitan area; or (c) a change of his reporting relationship to a level lower than the CEO of the Company. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.
Defined Terms from the Mr. Zeiler’s Employment Agreement
■“Cause” generally has the same meaning as in Mr. Wiedenfels’ employment agreement.
■"Good Reason” means the occurrence of any of the following events without Mr. Zeiler’s consent: (a) a material reduction in Mr. Zeiler’s duties or responsibilities; (b) a material change in his work location from the London, U.K. metropolitan area; or (c) a material breach by us of the agreement. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

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Pay Versus Performance Table (2020-2022)
The following table reports the compensation of our CEO and the average compensation of the other non-CEO NEOs as reported in the Summary Compensation Table for the past three fiscal years, as well as Compensation Actually Paid ("CAP") as calculated under new SEC Pay-Versus-Performance ("PVP") disclosure requirements and certain performance measures required by the rules. The disclosure covers our three most-recent fiscal years, which will expand incrementally over the next two years to a rolling five years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K, and our Board believes that it is important to recognize that these amounts do not reflect the actual amount of compensation earned by or paid to our CEO and non-CEO NEOs during the applicable years.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(2)(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Fixed Initial $100 Investment on December 31, 2019		Net Income (in millions)(6)	Adjusted EBITDA (in millions)(7)
					WBD	Peer Group(5)
2022	$39,288,458	$(40,926,334)	$12,897,862	$8,377,049	$29	$94	$(7,297)	$7,718
2021	$246,573,481	$100,779,562	$10,960,057	$8,862,525	$72	$167	$1,197	$3,817
2020	$37,710,462	$3,723,331	$7,932,449	$5,441,613	$92	$132	$1,355	$4,196
(1)In calculating CAP to the CEO for each year in the table, the following amounts in the table below were deducted from and added to the Summary Compensation Table totals reported in the PVP table above:
CEO — Summary Compensation Table Total to CAP Reconciliation

Fiscal Year	Summary Compensation Total	Summary Compensation Table Total for Stock Awards	Summary Compensation Table Total for Option Awards	Awards Granted During the Year and Outstanding and Unvested as of FYE: Fair Value as of FYE	Awards Granted in Prior Years Outstanding and Unvested as of FYE: Change in Fair Value as of FYE (from Prior FYE)	Awards Granted During the FY that Vested during the FY: Fair Value as of the Vesting Date	Awards Granted in Prior FYs that Vested During the FY: Change in Fair Value as of the Vesting Date (from Prior FYE)	Awards that Fail to Meet the Applicable Vesting Conditions During the FY: Fair Value as of FYE	Dollar Value of any Dividends or other Earnings paid on Awards (not otherwise included in total compensation)	Total Compensation Actually Paid
2022	39,288,458	(12,025,683)	(1,448,138)	4,309,229	(80,586,333)	—	9,536,133	—	—	(40,926,334)
2021	246,573,481	(13,165,436)	(202,889,764)	94,913,135	(38,068,152)	—	13,416,298	—	—	100,779,562
2020	37,710,462	(12,501,020)	—	14,636,408	(28,358,989)	—	(7,763,530)	—	—	3,723,331
Our CEO does not have any accumulated benefit under any defined benefit or actuarial pension plans; accordingly, we did not deduct or add any amounts with respect to defined benefit pension plans in calculating CAP to the CEO.
(2)    In calculating CAP, the following assumptions were made with respect to adjustments:
(a) for PRSUs and RSUs awarded to the CEO and non-CEO NEOs, which included grants made from 2017 through 2022, the awards were re-valued based on the applicable WBD or DISCA stock price on each of December 30, 2020 ($30.09), December 31, 2021 ($23.54) and December 31, 2022 ($9.48); and
(b) for stock options awarded to the CEO and non-CEO NEOs, which included grants made from 2016 through 2022, the awards were re-valued as of December 31, 2020, December 31, 2021 and December 31, 2022 using the Black-Scholes option-pricing model. The assumptions used for each valuation date included stock price, risk-free rate, stock price volatility and expected life as determined in accordance with FASB ASC Topic 718.
(3)    The non-CEO NEOs used for purposes of calculating the average shown for 2022 were: Gunnar Wiedenfels, Chief Financial Officer, Bruce Campbell, Chief Revenue and Strategy Officer, JB Perrette, President and CEO, Global Streaming and Games, and Gerhard Zeiler, President, International. The non-CEO NEOs used for purposes of calculating the average shown for 2021 and 2020 were: Gunnar Wiedenfels, Chief Financial Officer, Bruce Campbell, Chief Development, Distribution and Legal Officer, JB Perrette, President and CEO, Discovery International, and David Leavy, Chief Corporate Operating Officer.
(4)    In calculating Average CAP to non-CEO NEOs for each year in the table, the following amounts in the table below were deducted from and added to the Summary Compensation Table totals reported in the PVP table above:

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Average Non–CEO NEOs — Summary Compensation Table Total to CAP Reconciliation

Fiscal Year	Summary Compensation Total	Summary Compensation Table Total for Stock Awards	Summary Compensation Table Total for Option Awards	Awards Granted During the Year and Outstanding and Unvested as of FYE: Fair Value as of FYE	Awards Granted in Prior Years Outstanding and Unvested as of FYE: Change in Fair Value as of FYE (from Prior FYE)	Awards Granted During the FY that Vested during the FY: Fair Value as of the Vesting Date	Awards Granted in Prior FYs that Vested During the FY: Change in Fair Value as of the Vesting Date (from Prior FYE)	Awards that Fail to Meet the Applicable Vesting Conditions During the FY: Fair Value as of FYE	Dollar Value of any Dividends or other Earnings paid on Awards (not otherwise included in total compensation)	Total Compensation Actually Paid
2022	12,897,862	(6,164,747)	—	2,577,204	(1,326,381)	—	393,111	—	—	8,377,049
2021	10,960,057	(1,919,984)	(2,442,832)	495,534	(824,947)	—	2,594,697	—	—	8,862,525
2020	7,932,449	(1,588,691)	(1,322,873)	1,389,376	(374,464)	—	(594,184)	—	—	5,441,613
Our non-CEO NEOs do not have any accumulated benefit under any defined benefit or actuarial pension plans; accordingly, we did not deduct or add any amounts with respect to defined benefit pension plans in calculating CAP to the non-CEO NEOs.
(5)    Peer group used for purposes of this column is the S&P 500 Media and Entertainment Index.
(6)    Net Income is as reported in our Annual Report on Form 10-K for the applicable year.
(7)    Our Company-selected measure is Adjusted EBITDA, which is a non-GAAP financial measure. See page 52 in our Compensation Discussion and Analysis under the heading “2022 Financial Metrics and Adjustments” for a definition of Adjusted EBITDA.
CEO and Average Non-CEO NEO CAP Pay-Versus-Performance
The following graphs illustrate the relationship between the CAP of our CEO and average non-CEO NEO ("Average NEO") and WBD's TSR, Net Income and Adjusted EBITDA performance over the three-year period from 2020 to 2022. While not graphically presented, our three-year TSR performance versus that of our selected peer group, the S&P 500 Media and Entertainment Index, overall followed a similar trajectory. The volatility in our stock price over the three-year period can be attributed to the impact of the WarnerMedia Transaction, as well as other separate factors that were beyond our control. While the Committee believes that driving stock price appreciation and TSR performance are important objectives for our CEO and non-CEO NEOs, it also believes that achieving other financial objectives, such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as achieving other strategic objectives, such as growing our DTC business and closing and integrating the WarnerMedia Transaction, are equally important and it has sought to align our executive compensation with these objectives, as further discussed in the CD&A in this proxy statement.
The three-year compensation history of the CEO and the average NEO shows that the disclosed CAP generally aligns with WBD's TSR, Net Income and Adjusted EBITDA performance. The exception to this was the CEO's CAP in 2021 which includes the option grant made to Mr. Zaslav in connection with the signing of the WarnerMedia Transaction and his entry into a new employment agreement. All of the 2021 options awarded to Mr. Zaslav have a strike price that is higher than the current trading price of WBD common stock. If the 2021 option grant were excluded, Mr. Zaslav's CAP in 2021 would have been substantially lower and better aligned with TSR, Net Income, and Adjusted EBITDA performance for the three-year period.
*    TSR value based on $100 investment in WBD (Discovery, Inc. Series A common stock) as of December 31, 2019.

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Overall, the Committee believes the executive compensation program strikes an appropriate balance between incentivizing our executives based on performance, as well as utilizing market competitive pay practices. This is also evidenced by the performance metrics the Committee selected to link pay with performance as described in the section below. See our "Compensation Discussion and Analysis" in this proxy statement for additional information regarding WBD's pay-for-performance philosophy.
Company Performance Measures
Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy. We strive to ensure a strong alignment between the interests of our stockholders and those of our executives. To align pay and performance, the Committee seeks to utilize metrics that will incentivize our executives to execute against our strategic priorities and deliver long-term sustainable growth. The metrics listed below are the performance measures the Committee deemed as most important for purposes of determining 2022 compensation as further described in our "Compensation Discussion and Analysis" in this proxy statement. These performance measures were the financial metrics used in our 2022 cash bonus program for the CEO and CFO and the 2022 ICP. They were also the financial metrics used for the CEO's 2022 PRSU awards.

2022 Most Important Performance Measures(1)
Adjusted EBITDA
Net Revenue
Adjusted Free Cash Flow
Year-End Paid DTC Subscribers
(1)See “2022 Financial Metrics and Adjustments” beginning on page 52 for more information on Adjusted EBITDA, Net Revenue, Adjusted Free Cash Flow and Year-End Paid DTC Subscribers.

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CEO Pay Ratio Disclosure
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the annual total compensation of the median-paid employee of the Company (“Median Employee”). Our 2022 CEO to Median Employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate.
For 2022, we re-identified our Median Employee and adjusted our methodology due to the change in our employee population as a result of our completion of the WarnerMedia Transaction on April 8, 2022.
To determine our employee population, we defined “employee” as any full-time, part-time or temporary individual employed and paid by us or any of our consolidated subsidiaries as of December 31, 2022. We did not include freelance workers, temporary individuals employed and paid by a third party or independent contractors. To identify the Median Employee from our employee population, we used base salary amounts as of December 31, 2022 as our consistently applied compensation measure. For employees paid in foreign currencies, we converted their base salary into U.S. dollar amounts using an exchange rate as of December 31, 2022. We then sorted the employees (excluding our CEO) by their U.S. dollar equivalent base salary amounts and thereby identified our Median Employee.
Using the same methodology we used for our NEOs (including our CEO) as set forth in the 2022 Summary Compensation Table resulted in our Median Employee having annual total compensation of $172,735. The 2022 annual total compensation for our CEO as disclosed in the 2022 Summary Compensation Table was $39,288,458. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 227 to 1.

2023 PROXY STATEMENT	79

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Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation ("Say on Pay")

The Warner Bros. Discovery, Inc. Board of Directors recommends a vote “FOR” this Proposal 3 and the following resolution: "RESOLVED, that the stockholders of Warner Bros. Discovery, Inc., approve, on an advisory basis, the compensation paid to Warner Bros. Discovery, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion."

As described in detail in the Compensation Discussion and Analysis beginning on page 43 of this proxy statement, our executive compensation program is designed to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. Under our program, our NEOs are rewarded for individual and collective contributions to WBD’s success consistent with our “pay-for-performance” orientation. Furthermore, our executive compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term business strategies and objectives.
The Compensation Committee of the Board regularly reviews our executive compensation program to ensure that it achieves our desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of, among other things, equity-based awards. As we describe in the Compensation Discussion and Analysis beginning on page 43 of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. At the same time, we believe our program does not encourage management to take excessive risks. Please read the entire Compensation Discussion and Analysis beginning on page 43 of this proxy statement for additional details about our executive compensation program, including detailed information about the 2022 compensation paid to our NEOs.
The Board is asking stockholders to support our executive compensation program, as described in this proxy statement. As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company, the Board or the Committee, or create or imply any change to, or additional fiduciary duties for, the Company, the Board or the Committee. However, the Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
If your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this Proposal 3 if you want your broker to vote your shares on this matter.

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Proposal 4 Advisory Vote on the Frequency of Future "Say on Pay" Votes

The Warner Bros. Discovery, Inc. Board of Directors recommends a vote of "Every Year" on this Proposal 4 as the frequency at which stockholders will be provided with future advisory votes on the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

Section 14A of the Exchange Act also requires that stockholders be given the opportunity at least every six years to cast an advisory (non-binding) vote as to how frequently they want to cast a “Say on Pay” advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer future "Say on Pay" votes to take place every one, two or three years.
Discovery, Inc. held "Say on Pay" votes every three years. Stockholders last voted on this proposal at the 2017 Discovery, Inc. Annual Meeting of Stockholders, where the majority of votes cast elected to hold "Say on Pay" votes triennially. However, approximately 39% of the stockholders voted for an annual “Say on Pay” vote at that meeting. Since 2017, the feedback we received from stockholders during our engagement efforts and other interactions has indicated that our stockholders would appreciate having an opportunity to cast a "Say on Pay" advisory vote each year.
Based on this stockholder feedback, the Board, upon recommendation of the Compensation Committee, is now recommending that future "Say on Pay" advisory votes be conduced every year. The Board believes that conducting a “Say on Pay” advisory vote is the most appropriate choice for WBD's stockholders and will allow stockholders to provide timely, direct input on our executive compensation program. In addition, an annual advisory “Say on Pay” vote is consistent with our goal of implementing good corporate governance practices and seeking input from, and engaging with, our stockholders. For these reasons, the Board of Directors recommends that you vote to hold future “Say on Pay” advisory votes EVERY YEAR.
The voting choice that receives the highest number of votes cast will be the frequency selected by our stockholders for the “Say on Pay” advisory vote. Abstentions and broker non-votes will not be counted as votes on this proposal. This vote on frequency is advisory, and therefore will not be binding on WBD, the Compensation Committee or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.
If your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

2023 PROXY STATEMENT	81

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Proposal 5 Stockholder Proposal Simple Majority Vote
The Board recommends a vote "AGAINST" this Proposal 5.
A stockholder, Kenneth Steiner, has advised the Company of his intention to present a proposal at the 2023 Annual Meeting. Such stockholder’s submission for inclusion in the proxy statement appears between the dotted lines below, without edit by us, and the Board’s statement in opposition follows thereafter.
The address and the number of shares owned by Mr. Steiner will be provided promptly upon oral or written request to the Corporate Secretary.
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Proposal 5 - Simple Majority Vote
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 99%-support at the 2019 Fortive annual meeting.
With simple majority vote it will be less difficult to adopt improvements to the governance of Warner Bros. Discovery. Simple majority vote is a win for the Board, management and shareholders.
Please vote yes:
Simple Majority Vote – Proposal 5
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Board’s Statement in Opposition
After careful consideration, the Board has determined that adopting this proposal would not serve to enhance the Company’s corporate governance and would not be in the best interests of our stockholders at this time. The proposal asks that the Company take action to eliminate the supermajority voting provisions in the Company’s Second Restated Certificate of Incorporation (“Certificate of Incorporation”), which is a provision that was specifically negotiated with AT&T Inc.(“AT&T”) at the time of the Discovery-WarnerMedia combination, and Amended and Restated Bylaws (“Bylaws”) and replace them with simple majority vote requirements. The Board believes that the inclusion of certain supermajority voting provisions in our Certificate of Incorporation and our Bylaws protects all stockholders in the context of our capital structure and do not serve to entrench management or the Board.
The Certificate of Incorporation Has a Limited Supermajority Vote Standard Which Sunsets in 2025
Our Certificate of Incorporation applies a majority vote standard for all matters except with respect to the removal of directors prior to the third annual meeting following the effective time of the merger between Discovery, Inc. (“Discovery”) and AT&T’s WarnerMedia business unit which occurred on April 8, 2022. A vote of two-thirds of the outstanding shares of common stock then entitled to vote will be required to remove a director at any annual or special meeting prior to the Company’s 2025 annual meeting. This provision was negotiated at arm’s-length between Discovery and AT&T as part of the merger transaction and was unanimously approved by both Boards of Directors at the time, and the Board does not believe it would be appropriate to seek to remove a provision that was specifically included as part of a transaction recently approved by both companies’ stockholders. The purpose of this supermajority vote standard is to help facilitate the integration of two large complex businesses by minimizing unexpected changes to a board whose skills and qualifications were carefully considered in connection with the merger and are well-suited to overseeing a pivotal transition. The Certificate of Incorporation applies a simple majority vote standard for all other matters, including the removal of certain takeover defenses which may otherwise serve to entrench the Board or the management in the long term.
The Supermajority Vote Standard in Our Bylaws Protects the Interests of All Our Stockholders
Our Bylaws require a supermajority vote of two-thirds of the total voting power of the then-outstanding shares of common stock to adopt, amend or repeal any provision of our Bylaws. Retaining a supermajority vote requirement on key corporate matters helps to protect stockholders against self-interested transactions proposed by one or more large stockholders who may seek to advance their interests over the interests of the Company’s other stockholders. The Board also believes the supermajority vote requirement in our Bylaws will encourage large stockholders or potential acquirers of the Company to negotiate with the Board with respect to business transactions or certain corporate governance matters and will deter hostile takeovers of the Company that may not be in the best interests of the Company and its stockholders.
If the proposal were implemented, the Bylaws could conceivably be amended by less than half of our outstanding stockholders in situations of low voter turnout or significant abstentions. For example, if the simple majority voting standard were adopted as proposed and only 50.1% of the shares outstanding are present at an annual or special meeting, stockholders constituting as little as 25.1% of the outstanding voting power—or as few as four of our largest stockholders—could approve significant corporate changes. Rather than protecting stockholders, such a provision allows a minority of the outstanding shares to change the bylaws that apply to all stockholders; the Board does not believe this is an appropriate allocation of power to a group representing less than a majority of our outstanding shares. While a majority of outstanding shares threshold might address this concern to some extent, the Board believes that the current supermajority voting standard is preferable because it encourages our large stockholders to take into account the interests of all of the Company’s stockholders.

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Our Highly Qualified and Independent Board Ensures Accountability and Effective Corporate Governance
Our Board of highly qualified independent directors is committed to ensuring sound corporate governance practices and effective Board oversight and accountability. The Board believes that the following governance policies and practices address the proponent’s concerns regarding potential management and Board entrenchment:
■the Board is comprised of highly qualified and experienced directors who have demonstrated business acumen and an ability to exercise sound judgment;
■12 out of 13 members of our Board are independent directors;
■only independent directors serve on our standing Board committees;
■our independent directors meet at least twice a year in executive session;
■all directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors; and
■our Board and its committees conduct periodic self-evaluations to determine whether they are functioning effectively.
Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes. For the reasons discussed above, the Board does not believe adoption of the proposal is in the best interests of the Company and its stockholders at this time.
The Board recommends a vote “AGAINST” this Proposal 5.

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Proposal 6 Stockholder Proposal Political Disclosure
The Board recommends a vote "AGAINST" this Proposal 6.
A stockholder, the New York State Common Retirement Fund, has advised the Company of its intention to present a proposal at the 2023 Annual Meeting. Such stockholder’s submission for inclusion in the proxy statement appears between the dotted lines below, without edit by us, and the Board’s statement in opposition follows thereafter. For the avoidance of doubt, the link referenced in the supporting statement shall not be considered to be a part of or incorporated by reference into this proxy statement.
The address and the number of shares owned by the New York State Common Retirement Fund will be provided promptly upon oral or written request to the Corporate Secretary.
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Warner Bros. Discovery, Inc. Political Disclosure Shareholder Proposal
Resolved, that the shareholders of Warner Bros. Discovery, Inc. (“WBD” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:
1Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
aThe identity of the recipient as well as the amount paid to each; and
bThe title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As shareholders of WBD, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation and value can be adversely impacted by spending that is conducted through third parties. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations – groups that routinely contribute to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

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When the Conference Board released its 2021 “Under a Microscope” report1 it detailed these risks, and recommended the process suggested in this proposal. The organization also said, “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity—and the risks that come with it—into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company values.”
This proposal asks WBD to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes–and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Electronic Arts Inc. and The Walt Disney Company, which present this information on their websites.
Without knowing the recipients of our company’s political dollars, we cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. We urge your support for this critical governance reform.
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Board’s Statement in Opposition
The Board has considered this proposal and believes that it would not be in the best interests of the Company and its stockholders. The Company has engaged constructively with the proponent over the past several months regarding the proposal and has committed to substantial disclosures in line with the proposal that are detailed below. The Company is committed to being transparent and accountable when participating in the political process. In view of the Company’s robust oversight practices and the disclosures that the Company has committed to undertake, the Board believes that any additional disclosures that may be required by the proposal are unnecessary, an imprudent use of corporate resources and would not provide meaningful incremental value to our stockholders.
The Company Has Committed to Substantial Disclosures Which Address the Proponent’s Concerns
Following receipt of the proposal, the Company engaged with the proponent in good faith over several months to better understand the proponent’s concerns regarding transparency and accountability in corporate political spending. Following these discussions, the Company pledged to undertake the following actions to enhance the information available to stockholders and the general public regarding the Company’s political contributions, policies and procedures. The Company believes these actions fully address the transparency and accountability concerns noted by the proponent.
1Enhanced Policy and Procedures Disclosures. The Company will publicly disclose its policy position related to corporate federal contributions and direct independent expenditures, including material details with respect to such expenditures, when incurred. The Company will also publicly disclose its policy and processes for approving political contributions, including disclosures regarding oversight of such contributions by senior management and our Nominating and Corporate Governance Committee as well as the dollar threshold for political contributions that require approval by senior management. Our publicly disclosed policies will be annually reviewed by our Nominating and Corporate Governance Committee, which will recommend appropriate revisions and enhancements to ensure stockholders receive timely, complete and useful information regarding our political activities and contributions. The disclosures will be posted on our website no later than March 31, 2023.
2State and Local Political Contributions. The Company will publicly disclose its state and local political contributions, and include relevant details about the contributions, including, but not limited to, the candidate name, referendum or ballot initiative, jurisdiction, and dollar amount. The Company will make this information available on its website for contributions made from May 1, 2022 through December 31, 2022 by June 30, 2023. Going forward, the Company will post on its website the prior calendar year’s contributions by March of the following year (i.e., contributions made from January 1, 2023 through December 31, 2023 will be posted by March 31, 2024).
1 https://www.conference-board.org/topics/corporate-political-activity/Under-a-Microscope-A-New-Era-of-Scrutiny-for-Corporate-Political-Activity

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3Organizations. The Company will publicly disclose its contributions to 527 organizations and include relevant details about the contributions, including, but not limited to, the organization name and dollar amount. The Company will post this information on its website for contributions made from May 1, 2022 through December 31, 2022 by June 30, 2023. Going forward, the Company will post on its website the prior calendar year’s contributions by March of the following year (i.e., contributions made from January 1, 2023 through December 31, 2023 will be posted by March 31, 2024).
4Trade Associations. The Company will publicly disclose on its website the names of trade associations of which it is a member where such annual dues are $50,000 or more, starting with the current calendar year memberships. The Company will additionally disclose the non-tax-deductible portion of the dues for those named trade associations that have been designated for lobbying expenditures by the trade association, starting with the 2024 calendar year. Disclosures related to trade association memberships will occur annually in March, with the first disclosure to be made in March of 2024 for the 2023 data.
In addition to the disclosures described above, the Company is fully committed to complying with all applicable federal, state and local campaign finance and lobbying laws, including laws requiring public disclosure of political contributions and lobbying expenses to state and federal agencies.
The Company shares the proponent’s interest in transparency and accountability in corporate electoral spending and believes the disclosures it has committed to undertake are sufficient and appropriate to address these concerns.
Our Highly Qualified and Independent Board Ensures Transparency and Accountability
Our Board of highly qualified independent directors is committed to ensuring transparency and accountability with respect to our political activities and contributions. As described above, members of our senior management and our Nominating and Corporate Governance Committee oversee these matters, including periodically reviewing our policies and procedures to ensure alignment with best practices. In addition, our Board believes that the following robust governance policies and practices further enhance oversight of and accountability over the matters raised in the proposal:
■the Board is comprised of highly-qualified and experienced directors who have demonstrated business acumen and an ability to exercise sound judgment;
■12 out of 13 members of our Board are independent directors;
■only independent directors serve on our standing Board committees;
■our independent directors meet at least twice a year in executive session;
■all directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors; and
■our Board and its committees conduct periodic self-evaluations to determine whether they are functioning effectively.
For the reasons discussed above, the Board does not believe adoption of the proposal is in the best interests of the Company and its stockholders.
The Board recommends a vote “AGAINST” this Proposal 6.

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Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information, as of December 31, 2022, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, PRSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Warner Bros. Discovery, Inc. Stock Incentive Plan
Common stock	5,257,733	(1)	—		159,529,191	(2)
Warner Bros. Discovery, Inc. 2013 Incentive Plan (As Amended and Restated)
Common stock	56,867,736	(1)	$34.95	(3)	4,449,675	(2)
Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated)
Common stock	251,498	(4)	—		6,752,649	(2)
Warner Bros. Discovery, Inc. 2011 Employee Stock Purchase Plan (As Amended)
Common stock	—		—		7,662,235
Equity compensation plans not approved by security holders:
Warner Bros. Discovery, Inc. Non-Employee Directors Deferral Plan(5)
Common stock	—		—		2,500,000
TOTAL	62,376,967		$31.87		180,893,750
(1)Includes RSUs and PRSUs.
(2)Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our common stock, subject to a single aggregate limit per plan.
(3)The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.
(4)Includes unvested RSUs and vested RSUs as to which settlement has been deferred.
(5)Please see the discussion of the Warner Bros. Discovery, Inc. Non-Employee Directors Deferral Plan on page 37 for additional information.

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Stock Ownership
Security Ownership of Certain Beneficial Owners
The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of our directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of our common stock as of March 13, 2023.
The Percent of Class shown below is based upon 2,435,599,994 shares of our common stock outstanding as of
March 13, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
Advance/Newhouse Programming Partnership	198,175,592	(1)	8.1%
One World Trade Center
New York, New York 10007
BlackRock, Inc.	164,243,555	(2)	6.7%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	213,074,622	(3)	8.8%
100 Vanguard Boulevard
Malvern, PA 19355
(1)The number of shares is based on a Schedule 13D jointly filed on April 12, 2022 on behalf of Advance/Newhouse Programming Partnership (“ANPP”), Advance/ Newhouse Partnership (“ANP”), Newhouse Broadcasting Corporation (“NBCo”), and Advance Publications, Inc. (“API”). ANPP owns directly 194,023,290 shares and ANP owns directly 4,152,302 shares. NBCo beneficially owns such shares indirectly through its 65% interest in ANPP and 61.24% interest in ANP, and API beneficially owns such shares indirectly through its 35% interest in ANPP and 38.76% interest in ANP. API and NBCo may be deemed to beneficially own the shares due to their ownership and control of ANPP and ANP. Each reporting person disclaims beneficial ownership of the shares except to the extent of its pecuniary interest. The board of directors of API makes all voting and investment decisions with respect to the shares. The members of the board of directors of API are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer. Each of Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer disclaims beneficial ownership of the shares.
(2)The number of shares is based on a Schedule 13G filed February 1, 2023 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our common stock. BlackRock, Inc. is deemed to be the beneficial owner of 164,243,555 shares of our common stock as a result of acting as a parent holding company.
(3)The number of shares is based on Amendment No. 13 to Schedule 13G filed February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is deemed to be the beneficial owner of 213,074,622 shares of our common stock as a result of acting as investment adviser.

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Director and Executive Officer Stock Ownership Requirements
We require that all directors and executive officers maintain the significant stock ownership levels shown below, in order to align their interests with those of our stockholders.

6x	2x	5x
base salary for the CEO	base salary for other named executive officers	cash component of annual retainer for non-employee directors
Executive officers, including the CEO, are required to attain these stock ownership levels within five years of assuming their leadership roles, and directors are required to do so within five years of joining the Board. The CEO is also required to hold 1,500,000 shares of common stock during the term of his employment agreement.
To determine whether a director or executive officer meets the required ownership level, shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested or unexercised stock options, are counted for purposes of meeting the stock holding target. Once a director or executive meets the target, they are expected to maintain holdings at the target for as long as he or she remains a Board member or in a role that is identified as a covered executive under the policy.
The Compensation Committee and the Board may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive or director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.
Each of the directors and named executive officers is in compliance with the applicable stock ownership guidelines, or on track to meet them within the required period.
Security Ownership of Management
The following table sets forth information, as of March 13, 2023, with respect to the beneficial ownership of our shares of common stock by each of our named executive officers, directors, director nominees and all of our current directors and executive officers as a group.
The percentage ownership is based upon 2,435,599,994 shares of common stock outstanding as of March 13, 2023.
Shares of common stock that may be acquired on or within 60 days of March 13, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is 230 Park Avenue South, New York, New York 10003.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (%)
David M. Zaslav	14,745,656	(2)	*
Chief Executive Officer, President and Director
Gunnar Wiedenfels	621,727	(3)	*
Chief Financial Officer
Bruce L. Campbell	887,993	(4)	*
Chief Revenue and Strategy Officer
Jean-Briac Perrette	675,355		*
CEO and President, Global Streaming and Games
Gerhard Zeiler	129,457		*
President, International
Samuel A. Di Piazza, Jr.	45,593		*
Director, Board Chair
Robert R. Bennett	266,355	(5)	*
Director
Li Haslett Chen	0		*
Director
Richard W. Fisher	0		*
Director
Paul A. Gould	717,198		*
Director
Debra A. Lee	3,786		*
Director
John C. Malone	19,064,364	(6)(7)	*
Director
Fazal Merchant	51,106		*
Director
Steven A. Miron	105,179		*
Director
Steven O. Newhouse	16,449		*
Director
Paula A. Price	0		*
Director
Geoffrey Y. Yang	131,312		*
Director
Kenneth W. Lowe	1,033,996	(8)	*
Director Nominee
All current directors and executive officers as a group (21 persons)	38,107,716		1.6%
(*)    Less than one percent.

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(1)Includes shares that may be acquired within 60 days of March 13, 2023, in the amounts below:

Common Stock
David M. Zaslav	10,656,823
Gunnar Wiedenfels	348,875
Bruce L. Campbell	532,728
Jean-Briac Perrette	313,102
John C. Malone	547,189
Fazal Merchant	16,106
Steven A. Miron	16,106
Steven O. Newhouse	16,106
All current directors and executive officers as a group (21 persons)	12,941,171
(2)Includes 153 shares held by Mr. Zaslav's wife.
(3)Includes 4,000 shares held in UTMA accounts for Mr. Wiedenfels' children, of which Mr. Wiedenfels is the custodian.
(4)Includes 145,418 shares held in an LLC through a grantor retained annuity trust, of which Mr. Campbell is the settlor and trustee.
(5)On January 4, 2023, Mr. Bennett notified the WBD Board of his decision to resign from the Board, effective as of April 1, 2023. Includes (i) 173,163 shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, (ii) 34,690 shares owned by Hilltop Investments III, LLC, which is jointly owned by Mr. Bennett and his wife and (iii) 1,983 shares held by trust for the benefit of Mrs. Bennett.
(6)Includes (i) 1,211,353 shares held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership, (ii) 91,789 shares held by trusts for the benefit of Mr. Malone’s children with respect to which Mr. Malone is not the trustee, has no voting or investment power, and has a power of substitution with respect to the shares held in the trusts, as to which shares Mr. Malone disclaims beneficial ownership, (iii) 7,732,803 shares held by a trust, with respect to which Mr. Malone is the sole trustee and (iv) 455,400 shares held by the Malone Family Land Preservation Foundation with respect to which Mr. Malone has no pecuniary interest, disclaims beneficial ownership and has voting and investment power.
(7)Includes 3,650,000 shares which have been pledged in support of one or more lines of credit or margin accounts as of February 28, 2023.
(8)On January 17, 2023, in accordance with the procedures set forth in our Second Restated Certificate of Incorporation, Mr. Lowe was appointed to fill the vacancy created by Mr. Bennett's resignation, effective as of April 2, 2023.
Delinquent Section 16 Reports
Our directors and executive officers file reports with the SEC pursuant to Section 16(a) of the Exchange Act indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. SEC rules require us to disclose any late filings of stock transaction reports by our directors and executive officers. Based solely on our review of such reports and written representations from the individuals required to file the reports, we believe that all filings required to be made by our reporting persons for 2022 were made on a timely basis, other than a late Form 4 filing on behalf of each of Gerhard Zeiler and Geoffrey Yang with respect to one transaction for each individual, each of which were subsequently reported within one business day of the filing due date.

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2023 Annual Meeting Information – Frequently Asked Questions
2023 Proxy Materials
Q:    Why am I receiving these proxy materials?
A:     You received these materials because you owned shares of Warner Bros. Discovery stock on March 13, 2023, the record date, and that entitles you to notice of, and to vote at, the 2023 Annual Meeting of Stockholders. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. The proxy materials (which include our 2022 Form 10-K) provide certain information about Warner Bros. Discovery that we must disclose to you when the Board of Directors solicits your proxy.
Q:    How can I get electronic access to the proxy materials?
A:     Stockholders may access the 2023 proxy materials at: www.proxyvote.com. Our 2023 proxy materials are also available in the Investor Relations section of our corporate website at ir.wbd.com.
Stockholders may elect to receive future distributions of proxy materials by electronic delivery. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to www.proxyvote.com and click “Sign up for E-delivery”. Your enrollment for electronic delivery of proxy materials will remain in effect until you terminate it or for so long as the email address provided by you is valid.
Q:    What is “householding”?
A:     To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Warner Bros. Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report, proxy statement and other materials mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (212) 548-5882, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Voting Procedures
Q:    What matters will be voted on at the 2023 Annual Meeting?
A:     The principal business of the meeting will be the following matters:
■the election of four Class I directors;
■the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
■an advisory vote to approve our 2022 named executive officer compensation, commonly referred to as a “Say on Pay” vote;
■an advisory vote on whether future “Say on Pay” votes should be held every year, every two years, or every three years; and
■the consideration of two stockholder proposals, if properly presented at the 2023 Annual Meeting.

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We will also transact such other business as may properly be presented at the 2023 Annual Meeting of Stockholders or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the 2023 Annual Meeting of Stockholders.
Q:    Who is entitled to vote at the 2023 Annual Meeting?
A:     The close of business on March 13, 2023 was the record date for determining the holders of our common stock entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders and any postponement or adjournment thereof.
Q:    How many shares can vote at the 2023 Annual Meeting and how many votes does each share have?
A:     As of March 13, 2022, we had outstanding 2,435,599,994 shares of common stock, with each of those shares being entitled to one vote. We do not have any other classes of stock outstanding.
Q:    How many shares must be present or represented at the 2023 Annual Meeting to conduct business at the meeting?
A: The presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of common stock entitled to vote at the 2023 Annual Meeting of Stockholders will constitute a quorum for the transaction of any business at the meeting.
If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.
Q:    What vote is required for Proposal One – Election of Directors?
A:     The Class I directors will be elected if they receive a plurality of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal One;
■If you withhold your vote, it will have no effect on the election of directors; and
■Broker non-votes are not considered votes cast on this proposal and therefore will have no effect on the election of directors.
Q:    What vote is required for Proposal Two – Ratification of the Appointment of the Independent Registered Public Accounting Firm?
A:     The affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal Two is required for ratification.
■Abstentions will have the same effect as a vote “AGAINST” this proposal; and
■If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.
Q:    What vote is required for Proposal Three – Advisory Vote to Approve Named Executive Officer Compensation ("Say on Pay")?
A:     For Proposal Three, stockholders are being asked to vote on a non-binding advisory vote basis on our 2022 named executive officer compensation. The affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal Three is required to approve Proposal Three.
■Abstentions will have the same effect as a vote “AGAINST” this proposal; and
■Broker non-votes are not considered votes cast on this proposal and therefore will have no effect on the outcome of Proposal Three.
Q:    What vote is required for Proposal Four – Advisory Vote on the Frequency of Future "Say on Pay" Votes?
A:     For Proposal Four, stockholders are being asked to vote on a non-binding advisory vote basis with regard to the frequency with which the advisory vote to approve named executive officer compensation is held, by selecting from the following three options: (i) a vote held every year, (ii) a vote held every two years, or (iii) a vote held every three years. Stockholders may also abstain from voting. The frequency option receiving the plurality of the outstanding shares of common stock

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present virtually or by proxy and entitled to vote on Proposal Four will be considered for the frequency recommendation of the stockholders.
■Abstentions will have no effect on this proposal;
■Proxy cards on which more than one option is chosen will not be counted; and
■Broker non-votes are not considered votes cast on this proposal and therefore will have no effect on the outcome of Proposal Four.
Q:    What vote is required for Proposals Five and Six – Stockholder Proposals?
A:     If properly presented at the 2023 Annual Meeting of Stockholders, the affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on each of Proposals Five and Six is required to approve each of Proposals Five and Six.
■Abstentions will have the same effect as a vote “AGAINST” these proposals; and
■Broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the stockholder proposals.
Q:    How can I vote my shares at the 2023 Annual Meeting?
A:     If you are a holder of common stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 7, 2023. If you are located in the United States or Canada and are a stockholder of record as of the record date, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.
Both the telephone and Internet voting systems have easy-to-follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the proxy card or voting instruction card. If you vote by telephone or Internet, you do not need to return your proxy card to us.
If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the 2023 Annual Meeting of Stockholders.
Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals One, Two and Three, “EVERY YEAR” on Proposal Four and “AGAINST” Proposals Five and Six.
While we encourage holders of common stock to vote by proxy, you also have the option of voting your shares at the 2023 Annual Meeting of Stockholders. All holders of common stock, whether your shares are registered directly in your name with our transfer agent or held in a brokerage account by a bank or other nominee, may virtually attend the 2023 Annual Meeting of Stockholders and vote online, subject to compliance with the procedures described below. In order to vote online at the 2023 Annual Meeting of Stockholders, you will need the control number on your proxy card or voting instruction form, as further described below.
Q:    If my Warner Bros. Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?
A:     If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items,” in which case your shares will be treated as “broker non-votes” with respect to those items. “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The auditor ratification proposal (Proposal Two) is a “discretionary item,” whereas the election of directors (Proposal One), the advisory vote on 2022 named executive officer compensation (Proposal Three), the advisory vote on the frequency of future named executive officer compensation votes (Proposal Four) and the stockholder proposals (Proposals Five and Six) are “non-discretionary items.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted only on the auditor ratification proposal (Proposal Two). If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on Proposal One, Proposal Three, Proposal Four, Proposal Five or Proposal Six.

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Q:    May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?
A:     Yes. Before your proxy is voted at the 2023 Annual Meeting of Stockholders, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by virtually attending the 2023 Annual Meeting and voting online during the meeting, or by delivering a signed proxy revocation or a new signed proxy with a later date to: Warner Bros. Discovery, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Any signed proxy revocation or new signed proxy card must be received before the start of the 2023 Annual Meeting of Stockholders. Your virtual attendance at the 2023 Annual Meeting of Stockholders will not, by itself, revoke your proxy.
If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.
Q:    Whom should I contact if I have any questions about the proxy materials or voting?
A:     If you have any questions about the proxy materials or if you need assistance submitting your proxy card or voting instruction card or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue
20th Floor
New York, NY 10022
(877) 717-3922 (call toll-free)
(212) 750-5833 (banks and brokerage firms)
If your shares are held “street name,” through a bank, brokerage firm or other nominee, you should contact such bank, brokerage firm or other nominee if you need to obtain voting instruction cards or have questions on how to vote your shares.
Proxy Solicitation
Q:    Who is soliciting my vote?
A:     The Board of Directors of Warner Bros. Discovery, Inc. has sent you this proxy statement and is soliciting your vote on proposals being submitted for consideration at our 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/WBD2023 on May 8, 2023 and any adjournment or postponement thereof.
In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing, electronically or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.
We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation for this annual meeting and expect to pay no more than $35,000, plus reimbursement of out-of-pocket expenses for its efforts in connection with this annual meeting.
Q:    Who will bear the cost of soliciting votes for the 2023 Annual Meeting?
A:     We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

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Attending the 2023 Annual Meeting
Q:    How do I virtually attend the 2023 Annual Meeting?
A:     We will host the 2023 Annual Meeting of Stockholders live online via webcast. You may attend the 2023 Annual Meeting of Stockholders live online by visiting www.virtualshareholdermeeting.com/WBD2023. The webcast will start at 2:00 p.m.., Eastern Time, on Monday, May 8, 2023. You will need the control number included on your proxy card or voting instruction form in order to be able to vote or ask questions during the 2023 Annual Meeting of Stockholders. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/WBD2023.
Online check-in will begin at 1:45 p.m., Eastern Time, on Monday, May 8, 2023, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 1:45 p.m., Eastern Time on Monday, May 8, 2023. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the 2023 Annual Meeting log-in page.
Q:    Why is the 2023 Annual Meeting a virtual, online meeting?
A:     There will not be a physical meeting location for the 2023 Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2023 Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct of Meeting which will be posted at www.virtualshareholdermeeting.com/WBD2023 in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q:    How do I submit a question at the 2023 Annual Meeting?
A:     Stockholders may submit questions at the 2023 Annual Meeting of Stockholders by using the virtual meeting platform at www.virtualshareholdermeeting.com/WBD2023. Once you have logged into the site using your control number, you will be able to submit questions electronically via the virtual meeting platform.

2023 PROXY STATEMENT	97

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Additional Information
Availability of Annual Report
We filed our 2022 Form 10-K with the SEC on February 24, 2023. The 2022 Form 10-K, including all exhibits, can also be found in the Investor Relations section of our corporate website: ir.wbd.com and can be downloaded free of charge. Paper copies of the 2022 Form 10-K may be obtained without charge, and paper copies of exhibits to the 2022 Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, New York 10003, by telephone at (212) 548-5882 (or toll-free at (877) 324-5850), or by email at investor.relations@wbd.com.
Website References
We routinely use our Investor Relations website to provide news releases, announcements and other statements about our business and results of operations, some of which may contain information that may be deemed to be material to investors. Accordingly, we encourage investors to monitor our website and review the information that we share at ir.wbd.com. Information contained on or connected to any website referenced in this proxy statement is not incorporated by reference in this proxy statement or in any other report or document we file with the SEC.
Cautionary Statement Concerning Forward-Looking Statements
Information set forth in this proxy statement contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the SEC, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K.
Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

98

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Submission of Stockholder Proposals for 2024
Annual Meeting
The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2024 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2024 Proxy Statement	Other proposals/nominees to be presented at 2024 Annual Meeting of Stockholders*
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2024 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Stockholders may present proposals or director nominations directly at the 2024 Annual Meeting of Stockholders (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 1.6 of our Bylaws**
When proposal must be received by Discovery	No later than December 1, 2023	No earlier than February 8, 2024 and no later than March 9, 2024***
Where to send	By mail: Corporate Secretary, Warner Bros. Discovery, Inc. 230 Park Avenue South, New York, NY 10003 By Email: CorporateSecretary@discovery.com
What to include	The information required by Rule 14a-8	The information required by our Bylaws**
*    Any proposal without the required notice will not be considered properly submitted under our Bylaws. Any proposal that is received by us after March 11, 2024, will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals that are not properly submitted or timely filed will not be presented at the 2024 Annual Meeting. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that: (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (2) the proponent does not issue a proxy statement.
**    Our Bylaws are filed as an exhibit to our 2022 Form 10-K and are available in the corporate governance section of our Investor Relations website at ir.wbd.com.
***    Assumes our 2024 Annual Meeting of Stockholders is held between April 8, 2024 and July 7, 2024, as it is expected to be. Please see our Bylaws for additional information regarding the advance notice deadline in the event the 2024 Annual Meeting of Stockholders is not held between April 8, 2024 and July 7, 2024.
Other Business
The Board knows of no other business to be brought before the 2023 Annual Meeting of Stockholders. If, however, any other business should properly come before the 2023 Annual Meeting of Stockholders, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.
By Order of the Board of Directors,
Tara L. Smith
Senior Vice President,
Securities & Executive Compensation and
Corporate Secretary
March 29, 2023

2023 PROXY STATEMENT	99

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendix A
Appendix A
Warner Bros. Discovery, Inc.
Nasdaq Board Diversity Matrix
The following table is presented in accordance with the requirements of, and in the format prescribed by, Nasdaq Rule 5606.

Warner Bros. Discovery, Inc. Board Diversity Matrix (As of March 29, 2023)
Total Number of Directors	13
Part 1: Gender Identity
	Female	Male
Directors	3	10
Part 2: Demographic Information
African American or Black	2	—
Asian	1	2
White	—	8

100

Discovery
HBO
HBO max
discovery+
DC
HGTV
OWN
CNN
TLC
tbs
TNT
animal planet
HLN
food network
WBD Sports
MAGNOLIA NETWORK
ID
CINEMAX
SCI
tvn
CN CARTOON NETWORK
[adult swim]

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WBD2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03603-P88214

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WARNER BROS. DISCOVERY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3, FOR "EVERY YEAR" WITH RESPECT TO PROPOSAL 4 AND "AGAINST" PROPOSALS 5 AND 6.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote On Directors

1. ELECTION OF DIRECTORS

Nominees:

01) Li Haslett Chen
02) Kenneth W. Lowe
03) Paula A. Price
04) David M. Zaslav

Vote On Proposals

		Every Year	Every 2 Years	Every 3 Years	Abstain
4.	To vote on an advisory resolution to approve the frequency of future "Say-on-Pay" votes.	☐	☐	☐	☐

		For	Against	Abstain
5.	To vote on a stockholder proposal regarding simple majority vote, if properly presented.	☐	☐	☐
6.	To vote on a stockholder proposal regarding political disclosure, if properly presented.	☐	☐	☐

7. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3, for "EVERY YEAR" with respect to proposal 4 and "AGAINST" proposals 5 and 6.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 8, 2023:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V03604-P88214

WARNER BROS. DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2023 ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2023

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock of Warner Bros. Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time, on May 8, 2023, held virtually at www.virtualshareholdermeeting.com/ WBD2023, and any adjournment or postponement thereof. Instructions on how to access the Annual Meeting are available on our Investor Relations website (http://ir.wbd.com), by contacting us at investor.relations@wbd.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2 AND 3, FOR "EVERY YEAR" WITH RESPECT TO PROPOSAL 4 AND "AGAINST" PROPOSALS 5 AND 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE